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                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                           FOSTER WHEELER FUNDING LLC

                                  AS BORROWER,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT



                           DATED AS OF AUGUST 15, 2002




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                           LOAN AND SECURITY AGREEMENT


                     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 15, 2002, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, FOSTER WHEELER FUNDING LLC, a Delaware limited liability company ("Borrower").

                     The parties agree as follows:

1.         DEFINITIONS AND CONSTRUCTION.

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any right to receive payment, whether constituting an "account", "chattel paper", "instrument" or "general intangible" (as each such term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Additional Documents" has the meaning set forth in SECTION 4.4.

            "Additional Originator" means any Originator made a party to the Purchase Agreement after the Closing Date in accordance with Section 10.12 of the Purchase Agreement.

            "Advances" has the meaning set forth in SECTION 2.1.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; PROVIDED, HOWEVER, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person, PROVIDED FURTHER that, solely for purposes of clause (c) of the definition of "Eligible Accounts", a partnership or joint venture in which a Person is a partner or joint venturer shall not be deemed to be an Affiliate of such Person unless such Person owns directly or indirectly 5% or more of the outstanding Stock of such partnership or joint venture or otherwise possesses, directly or indirectly, the power to direct the management and policies of such partnership or joint venture.



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            "Agent" means Foothill, solely in its capacity as agent for the
Lenders hereunder, and any successor thereto.

            "Agent's Account" means an account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

            "Agent Advances" has the meaning set forth in SECTION 2.3(E)(I).

            "Agent's Liens" means the Liens granted by Borrower to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

            "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.0% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.0% times the Maximum Revolver Amount, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, 1.0% times the Maximum Revolver Amount.

            "A/R Turnover Period" means, as of the end of any calendar month, the number of days equal to the product of (a) a fraction, the numerator of which shall be the aggregate amount of Accounts as of the first day of such month, and the denominator of which shall be the aggregate amount of Collections with respect to Accounts during such month, TIMES (b) 30 days.

            "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by FW LLC or any of its Subsidiaries of any asset, including, without limitation, any Sale/Leaseback Transaction, whether or not involving a capital lease, but excluding (a) dispositions of inventory, equipment or materials in the ordinary course of business, (b) dispositions of Temporary Cash Investments and cash payments otherwise permitted under the Existing Credit Agreement, (c) dispositions pursuant to a Securitization Transaction, (d) dispositions to any Existing Credit Party or any wholly-owned Subsidiary thereof, (e) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (f) licenses or sublicenses of intellectual property and other know-how in the ordinary course of business and (g) subleases of real property in the ordinary course of business. To the extent that, in connection with a reduction in the proportionate interest of FW LLC or any of its Subsidiaries in a joint venture, FW LLC or any of its Subsidiaries receives Net Cash Proceeds (determined as if such transaction were an Asset Sale), then such transaction shall be treated as an Asset Sale to the extent of such Net Cash Proceeds.



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            "Assignee" has the meaning set forth in SECTION 14.1.

            "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

            "Authorized Person" means any officer or other employee of Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under SECTION 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Margin" means 3.0 percentage points.

            "Benefit Plan" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which Borrower or any ERISA Affiliate of Borrower has been an "employer" (as defined in SECTION 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

            "Books" means Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Borrower" has the meaning set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.


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            "Borrowing Base" has the meaning set forth in SECTION 2.1.

            "Borrowing Base Certificate" means a certificate in the form of EXHIBIT B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the capital Stock of, any other Person.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) any shares of money market mutual funds having assets in excess of $500,000,000 which are invested in instruments of the kind described in clauses (a), (b), (c) or (d) hereof.

            "Cash Management Bank" has the meaning set forth in SECTION 2.7(A).

            "Cash Management Account" has the meaning set forth in SECTION
2.7(A).

            "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Agent, Borrower and the Cash Management Bank.



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            "Change of Control" means (a) Servicer and the Originators cease to directly own and control 100% of the outstanding capital Stock of Borrower, free and clear of all Liens, other than the Lien securing the obligations under the Existing Credit Documents, or (b) Parent ceases to own, directly or indirectly, 100% of the outstanding capital Stock of Borrower, Servicer and each Originator, free and clear of all Liens, other than the Lien securing the obligations under the Existing Credit Documents.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Closing Date Business Plan" means the set of Projections of the Originators for the period following the Closing Date through December 31, 2002 (on a month by month basis, and for the 1 year period thereafter, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all assets of the Borrower, including all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            1. Accounts,

            2. Books,

            3. Equipment,

            4. General Intangibles,

            5. Inventory,

            6. Investment Property,

            7. Negotiable Collateral,

            8. money, deposit accounts or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

            9. the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, acknowledgement agreement or other written waiver or acknowledgement of any lessor or other Person in possession of, having a Lien upon, or having rights or interests in any of the books and records of Borrower, Servicer or any Originator relating to any of the Subject Accounts or the Collateral, in each case, in form and substance satisfactory to Agent.


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

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower and shall in any event include all "Collections" as such term is defined in the Purchase Agreement.

            "Commitment" means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

            "Companies" means Parent and the Subsidiaries of Parent, including Borrower, Servicer and the Originators.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

            "Consolidated Adjusted EBITDA" for any period, with respect to Parent and its consolidated Subsidiaries, means the sum of (a) Consolidated Net Income for such period and (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Adjusted Interest Expense for such period, (ii) charges against income for foreign, federal, state and local income taxes for such period and (iii) the amount of all expenses for depreciation and amortization for such period, all as determined on a consolidated basis in accordance with GAAP; PROVIDED that, if an Asset Sale occurs during such period, "Consolidated Adjusted EBITDA" shall be determined after giving pro forma effect thereto as if such Asset Sale had occurred at the beginning of such period.

            "Consolidated Adjusted Interest Expense" for any period means the sum, without duplication, of (a) the total interest expense of Parent and its consolidated Subsidiaries, (b) the portion of rental expense in respect of Financing Leases representative of an interest factor and (c) any dividend paid or accrued on the Trust Preferred, in each case for such period and determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" for any period means the net earnings (or loss) after taxes of Parent and its consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that "Consolidated Net Income" shall not include, without duplication, (i) any gains or losses (A) from Asset Sales or other Prepayment Events, (B) that are (x) extraordinary or (y) non-cash and nonrecurring or unusual or (C) that are associated with claims settlements, (ii) any additions to reserves for asbestos liabilities which are not offset by a corresponding increase in insurance recoveries and which are not a cash item during the period for which Consolidated Net Income is to be determined (provided that Consolidated Net Income shall include any cash expenses in respect of asbestos liabilities during the period for which Consolidated Net Income is to be determined which are (x) charged against a reserve referred to in this clause (ii) which was established


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in a prior period (but only to the extent such reserves were taken from and after the first day of the Company's fiscal quarter beginning closest to April 1, 2002) and (y) not otherwise deducted in the determination of such Consolidated Net Income), (iii) any income recorded as a result of commuting insurance policies that relate to asbestos exposure and (iv) non-cash charges relating to writedowns of assets to market value and writedowns of claims.

            "Contract" means, with respect to any Subject Account, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Subject Account arises or that evidence such Subject Account or under which the applicable Account Debtor becomes or is obligated to make payment in respect of such Subject Account.

            "Contract Trial Balance" means a monthly report on each Contract, updated to reflect any changes in earned revenue to date, final estimated profits and actual costs to date.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

            "Convertible Subordinated Notes" shall mean Parent's 6.50% Subordinated Convertible Notes due 2007 issued pursuant to the Indenture dated as of May 31, 2001 among Parent, FW LLC and BNY Midwest Trust Company.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in SCHEDULE C-2, as modified with the written consent of Agent.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by Borrower.

            "Debt Documents" means the Existing Credit Documents, the Indentures, the Trust Preferred, the Robbins Debt Documents, the Perryville Lease Facilities and each other agreement or instrument pursuant to which Parent, FW LLC, Servicer, any Originator or Borrower has incurred Indebtedness to another Person (other than to another Company) in excess of $10,000,000 but excluding the Transaction Documents.

            "Debt Incurrence" means any incurrence of Indebtedness after May 9, 2002 by FW LLC or any of its Subsidiaries that results in Net Cash Proceeds, other than the incurrence of (i) an aggregate amount of up to $50,000,000 of Indebtedness from a Securitization Transaction outstanding at any time, (ii) $32,829,119 of Indebtedness under the Perryville Lease Facilities and (iii) any other Indebtedness permitted by Section 6.03 of the Existing Credit Agreement as in effect on the date hereof (except subsections (f), (g) and (k) thereof).

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.



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            "Defaulting Lender" means any Lender that fails to make any Advance
(or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances (inclusive of the Base Rate Margin applicable thereto).

            "Delinquency Ratio" means, as of any date, the ratio, expressed as a percentage, of (a) the aggregate amount of all Accounts as to which payment, or any part thereof, remains unpaid for more than 90 days from the original invoice date, to (b) the aggregate amount of all Accounts.

            "Designated Account" means account number 200-0011-054-483 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

            "Designated Account Bank" means Wachovia Bank, N.A., whose office is located at 191 Peachtree Street, NE, Mail Code GA 8056, Atlanta, GA 30303, Attn:
Christopher Tierney, and whose ABA number is 031201467.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a), PROVIDED that, for purposes of the financial covenant contained in SECTION 7.20(A)(III), such percentage shall be based upon the experience of the immediately prior six-month period.

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.0%.

            "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

            "Dollars" or "$" means United States dollars.

            "Domestic Subsidiary" means any Subsidiary of Parent which is not a Foreign Subsidiary.

            "Eligible Accounts" means those Subject Accounts acquired from time to time by Borrower from any Originator pursuant to the Purchase Agreement that comply with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; PROVIDED, HOWEVER, that such criteria may be fixed and revised from time to time by Agent

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in Agent's Permitted Discretion to address the results of any audit performed by
Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted by the applicable Account Debtor. Eligible Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 90 days,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower, the Servicer, any Originator or any other Company,

            (d) Accounts which do not arise under a duly authorized Contract,

            (e) Accounts for which the related Contract is not in full force and effect or is otherwise not a legal, valid and binding obligation of the related Account Debtor, enforceable against such Account Debtor in accordance with its terms,

            (f) Accounts (i) in which Borrower does not own good and marketable title, free and clear of any Liens other than Permitted Liens, or (ii) that are not freely assignable by Borrower (including without any consent of the related Account Debtor),

            (g) Accounts that fail to conform in all material respects with all applicable laws, rulings and regulations in effect,

            (h) Accounts that fail to satisfy, in any material respect, all applicable requirements of the Credit and Collection Policy,

            (i) Accounts that have been modified, waived or restructured since their creation, except as permitted pursuant to SECTION 7.10,

            (j) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (k) Accounts that are either not payable in Dollars or not denominated in Dollars,

            (l) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

            (m) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower or any Originator has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower or any Originator has complied to Agent's satisfaction),

            (n) Accounts with respect to which the Account Debtor is a creditor of any Company, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

            (o) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

            (p) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Company has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (q) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Servicer has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

            (r) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (s) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

            (t) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,




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            (u) Accounts, or the portion thereof, that represent retention, the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Originator of the subject contract for goods or services,

            (v) Accounts that are due in respect of any project which is less than 50% complete,

            (w) Accounts in respect of which a surety bond, performance bond or similar instrument grants a lien or common law right of subrogation in favor of the issuer of such bond or instrument was provided in favor of the Account Debtor for the purpose of supporting the obligations of the applicable Originator to such Account Debtor,

            (x) Accounts that are evidenced by instruments or chattel paper; or

            (y) Accounts purchased from an Originator with respect to which a Single Originator Default has occurred to the extent that Borrower has requested and received a waiver of the Event of Default resulting from such Single Originator Default in accordance with SECTION 8.

            In addition to, and without limitation of, the preceding requirements and any requirements set forth in the Purchase Agreement, prior to any Subject Account acquired from any Additional Originator becoming an "Eligible Account", Agent shall have first received (i) a financial audit for such Additional Originator, the results of which shall be satisfactory to Agent,
(ii) updated Projections for the Originators (including such Additional Originator), in form and substance satisfactory to Agent, (iii) the results of a UCC, tax and judgment lien search, showing the absence of any Lien on the Subject Accounts of such Additional Originator, (iv) satisfactory legal opinions with respect to such Additional Originator and comparable to the legal opinions delivered on the Closing Date (including as to "true sale" and "substantive non-consolidation"), (v) a UCC financing statement with respect to the Subject Accounts of such Additional Originator, naming such Additional Originator as debtor, Borrower as secured party and Agent as assignee and in appropriate form for filing with the Secretary of State of the state of organization of such Additional Originator, and (vi) such other documents as Agent may reasonably request, including, without limitation, amendments and/or joinder agreements adding such Additional Originator as a party to the Purchase Agreement.

            "Eligible Affiliate Transferee" means any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, including, without limitation, a Related Fund.

            "Eligible Subject Accounts" means Subject Accounts which, if acquired by Borrower pursuant to the Purchase Agreement, would qualify as Eligible Accounts under this Agreement.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Eligible Affiliate Transferee, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

            "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "Equity Issuance" means any issuance of equity securities (including any preferred equity securities) by Parent or any Subsidiary of Parent, other than (i) equity securities issued to Parent or any Subsidiary of Parent, (ii) equity securities issued pursuant to employee benefit and/or dividend reinvestment plans in the ordinary course of business, (iii) other equity issuances to employees, officers, directors or consultants of Parent or any Subsidiary of Parent in the ordinary course of business and (iv) equity issuances to holders of minority interests in Subsidiaries of the Parent to the extent the proceeds of such equity issuance are used or are to be used for such Subsidiary's working capital and other general business purposes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

            "Event of Default" has the meaning set forth in SECTION 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Existing Credit Agreement" means the Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, as amended, restated, supplemented or otherwise modified from time to time, among FW LLC, FW USA, FW Power, FW Energy, the guarantors signatory thereto, the lenders signatory thereto, Bank of America, N.A., as administrative agent and collateral agent, and Bank of America Securities LLC, as Lead Arranger and Book Manager.

            "Existing Credit Agreement Specified Covenants" has the meaning set forth in Section 7.20(b)(iv).

            "Existing Credit Documents" means the Existing Credit Agreement and the "Loan Documents", as such term is defined in the Existing Credit Agreement.

            "Existing Credit Party" means any Company party to the Existing Credit Agreement.

            "Existing Foreign Sale-Leaseback Transactions" shall mean the Sale-Leaseback Transactions involving Foreign Subsidiaries listed on Schedule
3.07 of the Existing Credit Agreement.

            "Existing Italian Joint Venture Entities" means Foster Wheeler Italiana S.p.A., MF Energy s.r.l., MF Power s.r.l. and MF Waste s.r.l.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

            "FEIN" means Federal Employer Identification Number.

            "Financing Lease" means (i) any lease entered into in connection with a Sale/Leaseback Transaction, (ii) any Capitalized Lease and (iii) any other lease in respect of which the lessee is treated as the owner of the leased property for purposes of the IRC.

            "Foothill" means Foothill Capital Corporation, a California corporation.

            "Foreign Subsidiary" means (i) any Subsidiary of Parent created or organized under the laws of a jurisdiction outside the United States of America or (ii) (A) Foster Wheeler Continental U.S., Inc. ("Foster Wheeler Continental I"), (B) a newly-created Subsidiary of Parent ("Foster Wheeler Continental II") formed to hold the Stock of another newly-created Subsidiary formed to hold the energy division of Foster Wheeler Iberia, S.A. or (C) any of their respective Subsidiaries that otherwise would constitute a Domestic Subsidiary, in the case of any Subsidiary described in this clause (ii), so long as (x) the Person that directly owns all of the Stock in each of Foster Wheeler Continental I and Foster Wheeler Continental II is a Foreign Subsidiary (within the meaning of clause (i) of this definition) and (y) such Subsidiary is a holding company substantially all of whose assets consist of Stock in a Foreign Subsidiary (within the meaning of clause (i) of this definition).

            "Funding Date" means the date on which a Borrowing occurs.

            "FW Constructors" means Foster Wheeler Constructors, Inc., a Delaware corporation.

            "FW Energy" means Foster Wheeler Energy Corporation, a Delaware corporation.

            "FW Energy Services" means Foster Wheeler Energy Services, Inc., a California corporation.

            "FW LLC" means Foster Wheeler LLC, a Delaware limited liability company.

            "FW Power" means Foster Wheeler Power Group, Inc., a Delaware corporation.

            "FW USA" means Foster Wheeler USA Corporation, a Delaware corporation.

            "FW Zack" means Foster Wheeler Zack, Inc., a Delaware corporation.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, PROVIDED that, for purposes of SECTION 7.20(B) and the defined terms used therein (the "Referenced Provisions"), if Borrower notifies Agent that Borrower requests an amendment of any Referenced Provision to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if Agent notifies Borrower that the Required Lenders request an amendment of any Referenced Provision for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such Referenced Provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such Referenced Provision amended in accordance herewith.

            "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantor" means the Parent.

            "Guaranty" means that certain performance guaranty executed and delivered by Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging agreement, whether or not classified as a hedge for purposes of GAAP.

            "Indebtedness" means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of such Person under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of such Person's business and repayable in accordance with customary trade practices), and (f) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation of any other Person.

            "Indemnified Liabilities" has the meaning set forth in SECTION 11.3.

            "Indemnified Person" has the meaning set forth in SECTION 11.3.

            "Indentures" means the Senior Indenture, the Subordinated Indenture and the Trust Preferred Indenture.

            "Initial Transactions" has the meaning set forth in SECTION 3.1(Y).

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1.

            "Lender Group" means, individually and collectively, each of the Lenders and Agent.

            "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Transaction Documents that are paid or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Transaction Documents or in connection with the transactions contemplated by the Transaction Documents or the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Transaction Documents, PROVIDED that, so long as no Event of Default shall have occurred and be continuing, Lender Group Expenses under this clause (h) shall not include attorneys fees for more than one law firm, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Transaction Documents), or defending the Transaction Documents, irrespective of whether suit is brought.

            "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

            "Loan Account" has the meaning set forth in SECTION 2.10.

            "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Fee Letter, the Guaranty, the Officers' Certificate, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

            "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by FW LLC or any Subsidiary of FW LLC under any Property Insurance Policy or (ii) any award or other cash compensation with respect to any one or more related condemnations of property (or any transfer or disposition of property in lieu of condemnation) received by FW LLC or any Subsidiary of FW LLC if the amount of such aggregate insurance proceeds or award or other cash compensation exceeds $1,500,000.

            "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Parent and Originators (taken as a whole), Borrower or Servicer, (b) a material impairment of Borrower's, Servicer's or any Originator's ability to perform its obligations under the Transaction Documents to which it is a party, (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or (d) a material impairment of the validity or enforceability of any of the Transaction Documents or the validity, enforceability or collectibility of a material portion of the Purchased Accounts (except as a result of the financial condition or bankruptcy of an Account Debtor).

            "Material Contracts" means the Debt Documents and, as of any date, the top twenty five Contracts, each between an Originator and an Account Debtor, ranked in accordance with gross revenue generated under such agreements during the twelve-month period ending on the last day of the month preceding such date.

            "Maturity Date" has the meaning set forth in SECTION 3.4.

            "Maximum Revolver Amount" means $40,000,000.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Net Cash Proceeds" means, with respect to any Prepayment Event, an amount equal to the cash proceeds received by FW LLC or any of its Subsidiaries from or in respect of such Prepayment Event (including any cash proceeds received by way of deferred payment (other than in respect of interest), but only as and when received, less:

            (a) any fees, costs and expenses reasonably incurred by such Person in respect of such Prepayment Event;

            (b) amounts required to be paid to holders of minority interests in any Subsidiary as a result of such Prepayment Event;

            (c) if such Prepayment Event is an Asset Sale or receipt of Major Casualty Proceeds, (i) any taxes (including, without limitation, income taxes, withholding taxes and repatriation taxes) actually paid or to be paid by such Person or, if such Person is a partnership or a limited liability company, any such taxes that would be payable assuming the highest corporate tax rate were applicable to such Person, as estimated by an Authorized Officer of FW LLC, giving effect to the overall tax position of FW LLC, in respect of such Prepayment Event, (ii) the amount of all Indebtedness (other than the Indebtedness under the Existing Credit Agreement or under the notes issued under the Senior Indenture) secured by any assets subject to such Prepayment Event and subject to mandatory prepayment as a result of such Prepayment Event and (iii) in the case of a Prepayment Event involving a Foreign Subsidiary or Special Purpose Subsidiary, any amount not permitted to be repatriated to a borrower under the Existing Credit Agreement at such time because of contractual or legal restrictions binding on such Foreign Subsidiary or Special Purpose Subsidiary until such time as such amount is no longer restricted from being repatriated (at which time such amount shall become Net Cash Proceeds); PROVIDED that the Parent and its Subsidiaries shall have used commercially reasonable efforts to ensure that any such contractual restriction is not materially more restrictive than those in effect on the date hereof;

            (d) if such Prepayment Event is an Asset Sale, (i) the amount of any reserves established by FW LLC and its Subsidiaries to fund purchase price adjustments in respect of such Asset Sale and any reserves to fund contingent liabilities payable by FW LLC and its Subsidiaries attributable to such Asset Sale (as estimated by an Authorized Officer of FW LLC), including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Cash Proceeds),
(ii) amounts required to be paid at the closing of such Asset Sale with respect to Indebtedness and other liabilities directly associated with the assets that are the subject of such Asset Sale, including, without limitation, trade payables and other accrued liabilities (to the extent not already reflected in the amount of cash proceeds received by FW LLC or any of its Subsidiaries from or in respect of such Prepayment Event), and (iii) in the case of an Asset Sale with respect to the Existing Italian Joint Venture Entities (or the direct or indirect Stock therein), up to $10,000,000 of the proceeds thereof contemplated by the terms of such transaction to be reinvested in the Existing Italian Joint Venture Entities and their Subsidiaries and/or in joint venture arrangements entered into (or to be entered into) by such Persons; and

            (e) if such Prepayment Event is the receipt of Major Casualty Proceeds, the amount of the cash proceeds applied by FW LLC or a Subsidiary within 180 days of the receipt thereof to the restoration or replacement of the asset (or the reinvestment in an equivalent asset to be used in the business of the respective Person) in respect of which such Major Casualty Proceeds were received; PROVIDED that so long as FW LLC or a Subsidiary is at the end of such 180-day period diligently proceeding with the restoration or replacement of the asset in respect of which such Major Casualty Proceeds were received, the 180-day period shall be extended to the date that is the earlier of (A) the date on which FW LLC or such Subsidiary (x) completes such restoration or replacement or (y) decides not to further pursue such restoration or replacement and (B) the 540th day after receipt thereof.

            "Notice of Sole Control" means a written notice delivered by Agent to any Cash Management Bank directing such Cash Management Bank to forward all amounts on deposit in each Cash Management Account maintained with such Cash Management Bank to the Agent's Account in accordance with SECTION 2.7(B)(III).

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Transaction Documents, by law, or otherwise. Any reference in this Agreement or in the Transaction Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

            "Originating Lender" has the meaning set forth in SECTION 14.1(E).

            "Originators" means (i) FW Constructors, FW Energy, FW Energy Services, FW Power, FW USA and FW Zack and (ii) each Additional Originator.

            "Overadvance" has the meaning set forth in SECTION 2.5.

            "Parent" means Foster Wheeler Ltd., a Bermuda limited company.

                     "Participant" has the meaning set forth in SECTION 14.1(E).

            "Participant Register" has the meaning set forth in SECTION 14.1(H).

            "Permitted Assets" has the meaning set forth in SECTION 5.11.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable business judgment.

            "Permitted Dispositions" means the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents.

            "Permitted Investments" means (a) investments in Cash Equivalents, and (b) investments in negotiable instruments for collection.

            "Permitted Liens" means Liens held by Agent for the benefit of Agent and the Lenders.

            "Permitted Protest" means the right of Borrower to protest taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien) or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

            "Perryville Lease Facilities" means the Perryville I Lease Facility and the Perryville III Lease Facility.

            "Perryville I Lease Facility" means that certain Financing Lease and any Indebtedness secured directly or indirectly by an assignment of such

Financing Lease of the property located at Perryville I Corporate Park, 51 Route 173 East, Union Township, New Jersey.

            "Perryville III Lease Facility" means the $37,000,000 Participation Agreement and Loan Facility, dated as of December 16, 1994, among National Westminster Bank PLC, the other lenders named therein and Perryville III Trust and Master Lease, Subordinated Ground Lease and Construction Agreement between Perryville III Trust and Foster Wheeler Corporation and any Indebtedness secured directly or indirectly by an assignment of such Financing Lease of the property located at Perryville III Corporate Park, 51 Route 173 East, Union Township, New Jersey.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Prepayment Event" means (i) any Asset Sale (other than any Asset Sale, the Net Cash Proceeds of which, when aggregated with the Net Cash Proceeds of any related Asset Sale, do not exceed $1,500,000), (ii) any Debt Incurrence,
(iii) any Equity Issuance or (iv) the receipt by FW LLC or any Subsidiary of FW LLC of Major Casualty Proceeds.

            "Project" means any municipal solid waste project or any other project the assets of which are financed on a limited recourse basis.

            "Projections" means with respect to any Person, such Person's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with such Person's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Property Insurance Policy" means any insurance policy maintained by FW LLC or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements, but excluding coverage for losses from business interruption.

            "Pro Rata Share" means, with respect to a Lender's obligation to make Advances, receive payments of principal, interest, fees, costs, and expenses with respect thereto, and all other matters (including the indemnification obligations arising under SECTION 16.7), (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's Commitment, by (B) the aggregate amount of Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of such Lender's Advances, by
(B) the aggregate unpaid principal amount of all Advances.

            "Purchase Agreement" means the Purchase, Sale and Contribution Agreement, dated as of the date hereof, among the Originators, Borrower and Servicer.

            "Purchased Accounts" means Subject Accounts that are purchased by or contributed to Borrower from any Originator pursuant to the Purchase Agreement.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Register" has the meaning set forth in SECTION 14.1(H).

            "Related Fund" means, with respect to any Lender, a fund or account managed by such Lender or an Affiliate of such Lender or its investment manager.

            "Report" has the meaning set forth in SECTION 16.17.

            "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

            "Revolver Usage" means, as of any date of determination, the then extant amount of outstanding Advances.

            "Robbins Debt Documents" means the Exit Funding Agreement and each other agreement or instrument relating to the Robbins Obligations as currently in effect.

            "Robbins Obligations" means, collectively, (a) FW LLC's obligations under the $20,350,000 4.9% 1997 Construction (Equity) Bonds and (b) the subordinated obligations under the Exit Funding Agreement relating to the $95,000,000 7.25% 1999 Series C Term Bonds and the $18,000,000 7.0% 1999 Series
D Accretion Bonds.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "Sale/Leaseback Transaction" means any arrangement whereby FW LLC or any of its Subsidiaries shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred. For purposes of calculating "Senior Debt", the "principal amount" of any obligations of any Person under any leases entered into in connection with a Sale/Leaseback Transaction shall be determined as set forth in Schedule S-1.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Securitization Transaction" means the Transactions or any other transaction in which FW LLC or any of its Subsidiaries sells or otherwise transfers or pledges accounts receivable and related assets (a) to one or more third party purchasers or lenders or (b) to a special purpose entity that borrows against such accounts receivable or sells or pledges such accounts receivable and related assets to one or more third party purchasers or lenders.

            "Senior Debt" shall mean the total principal amount of Indebtedness of FW LLC and its consolidated Subsidiaries, determined on a consolidated basis, excluding (a) the Convertible Subordinated Notes, (b) the subordinated portion of the Robbins Obligations, (c) the Trust Preferred, (d) all Hedging Agreements,
(e) all Indebtedness to the extent of any cash collateral deposited to secure such Indebtedness, (f) any other Subordinated Indebtedness and (g) the Existing Foreign Sale/Leaseback Transactions (and any replacements, renewals or refinancings thereof).

            "Senior Debt Ratio" shall mean, at any date, the ratio of (i) Senior Debt at such date to (ii) Consolidated Adjusted EBITDA for the period of four fiscal quarters most recently ended on or prior to such date.

            "Senior Indenture" means the Indenture, dated as of November 5, 1995, as amended, restated, supplemented or otherwise modified from time to time, among FW LLC, FW USA, FW Power, FW Energy, Foster Wheeler Inc., Foster Wheeler International Holdings, and the Senior Indenture Trustee regarding FW LLC's 6 3/4% Notes due November 15, 2005.

            "Senior Indenture Trustee" means BNY Midwest Trust Company or any successor trustee appointed under the Senior Indenture.

            "Servicer" means Foster Wheeler Capital & Finance Corporation, a Delaware corporation.

            "Servicing Agreement" means the Servicing Agreement, dated as of the date hereof, among Servicer, Borrower, the Originators and Agent.

            "Servicing Fee" has the meaning set forth in SECTION 6.6(F).

            "Settlement" has the meaning set forth in SECTION 2.3(F)(I).

            "Settlement Date" has the meaning set forth in SECTION 2.3(F)(I).

            "Single Originator Default" means (i) (A) any Event of Default arising under SECTIONS 8.6, 8.8 or 8.15 or (B) any Material Adverse Change, in each case, that is caused by the actions or failure to act of a Single Originator or that is caused by events affecting only a Single Originator or
(ii) the failure of a Single Originator to be Solvent.

            "Solvent" has the meaning set forth in the Purchase Agreement.

            "Special Purpose Subsidiary" means (a) a Subsidiary of FW LLC formed with the express and sole purpose of, and which is engaged solely in the business of, constructing or owning, leasing or operating a specific Project, and with respect to which Subsidiary, neither FW LLC nor any of its other Subsidiaries is obligated (except as guarantor of completion or performance) to pay any Indebtedness (including lease obligations) incurred to construct, own, lease or operate any such Project or any other Indebtedness of such Subsidiary, under the Exit Funding Agreement, so long as such companies otherwise qualify under this definition or (b) a Domestic Subsidiary formed with the express and sole purpose of, and which is engaged solely in the business of, acting as a bankruptcy-remote conduit in connection with a Securitization Transaction.

            "Specified Financial Covenants" means the financial covenants set forth in Section 7.20(b).

            "Specified Provisions" has the meaning set forth in Section 7.20(b)(iv).

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Subject Accounts" means any right to receive payment, whether constituting an "account", "chattel paper", "instrument" or "general intangible" (as each such term is defined in the Code), and any and all supporting obligations in respect thereof, that are created by any Originator, and that arise out of such Originator's sale of goods or rendition of services, and any and all supporting obligations in respect thereof.

            "Subordinated Indebtedness" shall mean the Convertible Subordinated Notes, the subordinated portion of the Robbins Obligations and Indebtedness incurred pursuant to Section 6.03(k) of the Existing Credit Agreement.

            "Subordinated Indenture" means the Indenture, dated as of May 31, 2001, as amended, restated, supplemented or otherwise modified from time to time, among Parent, FW LLC and the Subordinated Indenture Trustee regarding Parent's 6.50% Convertible Subordinated Notes due 2007.

            "Subordinated Indenture Trustee" means BNY Midwest Trust Company or any successor trustee appointed under the Subordinated Indenture.

            "Subordinated Notes" means the Subordinated Promissory Notes, each dated the date hereof, made by Borrower in favor of the Originators, which Subordinated Promissory Notes shall be subordinate to the Obligations on terms satisfactory to the Lenders.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Swing Lender" means Foothill or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

            "Swing Loan" has the meaning set forth in SECTION 2.3(D)(I).

            "Tangible Net Worth" means, as of any date of determination, the result of (a) Borrower's total stockholder's equity, minus (b) the sum of (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and
(iii) all amounts due to Borrower from Affiliates.

            "Taxes" has the meaning set forth in SECTION 16.11.

            "Temporary Cash Investment" means any Investment in (a) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (c) demand deposits, time deposits and certificates of deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 by Moody's and A-1 by S&P at the time of acquisition thereof or, if such commercial paper is rated by only one such agency, at least such rating from such agency, (f) investments in any Dollar denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

            "Testing Period" means, with respect to any week, the eight-week period ending at the end of such week, PROVIDED that, if any such eight-week period encompasses an entire fiscal month consisting of five weeks, then such Testing Period shall be expanded to the nine-week period ending at the end of such week.

            "Transaction Documents" means the Loan Documents, the Servicing Agreement, the Purchase Agreement and the Subordinated Note.

            "Transactions" means the Initial Transactions and the purchase by Borrower of Subject Accounts, or the acceptance by Borrower of the contribution thereof, from the Originators from time to time pursuant to the Purchase Agreement.

            "Trust Preferred" means the 9% $175,000,000 Trust Preferred Securities of FW LLC (as successor to Foster Wheeler Corporation) issued on or about January 13, 1999, and the related junior subordinated debentures.

            "Trust Preferred Indenture" means, collectively, the Indenture and the First Supplemental Indenture, each dated January 13, 1999, as amended, restated, supplemented or otherwise modified from time to time, between FW LLC and the Trust Preferred Indenture Trustee regarding the Trust Preferred.

            "Trust Preferred Indenture Trustee" means Harris Trust and Savings Bank or any successor trustee appointed under the Trust Preferred Indenture.

            "Voidable Transfer" has the meaning set forth in SECTION 17.7.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

            1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

            1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2. LOAN AND TERMS OF PAYMENT.

            2.1 REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and severally) to make advances ("ADVANCES") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Revolver

Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

             (x)       THE LESSER OF

                       (i)       85% of the amount of Eligible Accounts,
                        LESS the amount, if any, of the Dilution Reserve, and

                       (ii) an amount equal to Borrower's Collections with\ respect to Accounts for the immediately preceding 30 day period, MINUS

             (y) the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(B).


            (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes and assessments) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for AD VALOREM, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) The Lenders with Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

            (d) Amounts borrowed pursuant to this Section may be repaid (without premium or penalty except as provided in SECTION 3.6) and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

            2.2 [INTENTIONALLY OMITTED].

            2.3 BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

            (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(A), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(C) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(D) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to
SECTION 2.3(D), Agent shall elect to have the terms of SECTION 2.3(C) apply to such requested Borrowing.

            (c) MAKING OF ADVANCES.

                 (i) In the event that Agent shall elect to have the terms of this SECTION 2.3(C) apply to a requested Borrowing as described in
            SECTION 2.3(B), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(A), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTION 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(I), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                 (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                 (iii) Agent shall not be obligated to transfer to a Defaulting
            Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; PROVIDED FURTHER, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

               (d) MAKING OF SWING LOANS.

                 (i) In the event Agent shall elect, with the consent of Swing
            Lender, as a Lender, to have the terms of this SECTION 2.3(D) apply to a requested Borrowing as described in SECTION 2.3(B), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.3(D) being referred to as a "SWING LOAN" and such Advances being referred to collectively as "SWING LOANS") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of SECTION 2.3(I), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                 (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

               (e) AGENT ADVANCES.

                 (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(E) shall be referred to as "Agent Advances"), PROVIDED, that notwithstanding anything to the contrary contained in this SECTION 2.3(E), the aggregate principal amount of Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with SECTION 2.3(I) outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $4,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                      (ii) The Agent Advances shall be repayable by Borrower on
            demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

                 (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                   (i) Agent shall request settlement ("SETTLEMENT") with the
            Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "SETTLEMENT DATE"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including SECTION 2.3(C)(III)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the

            Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                 (ii) In determining whether a Lender's balance of the Advances,
            Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, and fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                 (iii) Between Settlement Dates, Agent, to the extent no Agent
            Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                 (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

                 (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing
            Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any

            Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                 (i) OPTIONAL OVERADVANCES.

                 (i) Any contrary provision of this Agreement (including SECTION
            2.3(I)(II)) notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage does not exceed the Borrowing Base by more than an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $4,000,000,
            (B) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (C) the aggregate principal amount of Overadvances made pursuant to this
            SECTION 2.3(I), when taken together with the aggregate principal amount of Agent Advances made pursuant to SECTION 2.3(E), does not exceed at any time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $4,000,000 and (D) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.3(I) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rate applicable to Advances under SECTION 2.6(C) hereof without regard to the presence or absence of a Default or Event of Default.

                 (ii) In the event Agent obtains actual knowledge that the
            Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                 (iii) Each Lender with a Commitment shall be obligated to
            settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                 2.4 PAYMENTS.

                 (a) PAYMENTS BY BORROWER.

                 (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date when due. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                 (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                 (b) APPORTIONMENT AND APPLICATION OF PAYMENTS.

                 (i) Except as otherwise provided with respect to Defaulting
            Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                 (A) FIRST, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                 (B) SECOND, to pay any Lender Group Expenses then due to the
            Lenders under the Loan Documents, on a ratable basis, until paid in full,

                 (C) THIRD, to pay any fees then due to Agent (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                 (D) FOURTH, to pay any fees then due to any or all of the
            Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                 (E) FIFTH, to pay interest due in respect of all Agent
            Advances, until paid in full,

                 (F) SIXTH, ratably to pay interest due in respect of the
            Advances (other than Agent Advances), and the Swing Loans, until paid in full,

                 (G) SEVENTH, to pay the principal of all Agent Advances until paid in full,

                 (H) EIGHTH, to pay the principal of all Swing Loans until paid in full,

                 (I) NINTH, to pay the principal of all Advances (other than
            Agent Advances), until paid in full,

                 (J) TENTH, to pay any other Obligations until paid in full, and

                 (K) ELEVENTH, to Borrower (to be wired to the Designated
            Account) or such other Person entitled thereto under applicable law.

                 (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in SECTION 2.3(H).

                 (iii) In each instance, so long as no Event of Default has occurred and is continuing, SECTION 2.4(B) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                 (iv) For purposes of the foregoing, "paid in full" means
            payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                 (v) Notwithstanding anything to the contrary, the Applicable
            Prepayment Premium shall not be paid to any Lender until all other Obligations have been paid in full.

                 (vi) In the event of a direct conflict between the priority provisions of this SECTION 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
            SECTION 2.4 shall control and govern.

                 2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to
            SECTION 2.1 is greater than either the Dollar or percentage limitations set forth in SECTION 2.1, (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(B). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

                 2.6 INTEREST RATES: RATES, PAYMENTS, AND CALCULATIONS.

                 (a) INTEREST RATE. Except as provided in paragraphs (b) and (c)
            below, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                 (b) MINIMUM INTEREST. The foregoing paragraph (a)
            notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 10.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                 (c) DEFAULT RATE. Upon the occurrence and during the
            continuation of an Event of Default (and at the election of Agent or the Required Lenders), all Obligations that are due and payable, whether or not such Obligations have been charged to the Loan Account pursuant to the terms hereof, shall bear interest on the Daily Balance thereof at a per annum rate equal to 2.0 percentage points above the per annum rate otherwise applicable hereunder.

                 (d) PAYMENT. Interest and all fees payable hereunder shall be payable, in arrears, on the first Business Day of each month at any time that Obligations or Commitments are outstanding, PROVIDED that such interest and fees shall not be due and payable until three (3) Business Days after written notice of such interest and fees is delivered by facsimile, overnight courier, electronic mail or personally to Borrower. All costs payable hereunder and all Lender

            Group Expenses (as and when incurred) shall be due and payable three
            (3) Business Days after written notice of such costs and Lender Group Expenses is delivered to Borrower as provided in the immediately preceding sentence. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to, and Agent may, charge such interest and fees, all Lender Group Expenses, the fees and costs provided for in SECTION 2.11 (as and when accrued or incurred), and all other payments, in each case, as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder, PROVIDED that, for the avoidance of doubt (i) Advances may be charged to the Borrower's Loan Account without the necessity of any notice to Borrower and (ii) interest, fees, Lender Group Expenses and costs shall not be charged to the Borrower's Loan Account or accrue interest until the three (3) Business Day's notice described above is delivered to Borrower and such three (3) Business Day period has expired. Any interest not paid when due and payable shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder.

                 (e) COMPUTATION. All interest and fees chargeable under the
            Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                 (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                 2.7 CASH MANAGEMENT.

                 (a) Borrower and Servicer shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

                 (b) Each Cash Management Bank shall establish and maintain Cash
            Management Agreements with Agent, Borrower and Servicer, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) on and after the date on which it receives a Notice of Sole Control from Agent, it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Agent agrees that it shall not deliver a Notice of Sole Control unless an Event of Default has occurred and is continuing. So long as no Event of Default has occurred and is continuing, Borrower may withdraw amounts on deposit in the Cash Management Accounts (i) to purchase Eligible Subject Accounts pursuant to the Purchase Agreement, subject to the proviso to SECTION 6.14, (ii) to pay or prepay Obligations, (iii) to pay obligations permitted by the proviso to SECTION 7.7, (iv) to make distributions or pay dividends to the extent permitted under SECTION 7.11, or (v) to make loans or advances to the extent permitted under SECTION 7.13, and for no other purpose. Upon the occurrence and during the continuance of an Event of Default, Borrower shall not withdraw any amount from the Cash Management Accounts and, following delivery by Agent of a Notice of Sole Control, all such amounts shall be forwarded to the Agent's Account in accordance with clause (iii) above.

                 (c) So long as no Default or Event of Default has occurred and is continuing, Borrower and Servicer may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; PROVIDED, HOWEVER, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented (which consent shall not be unreasonably withheld or delayed) in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

                 (d) The Cash Management Accounts shall be cash collateral
            accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Agent.

                 2.8 CREDITING PAYMENTS. The receipt of any payment item by
            Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the

            Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

                 2.9 DESIGNATED ACCOUNT. Agent is authorized to make the
            Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.6(D). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

                 2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS.
            (a) Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, and, subject to Section 2.6(d), with all other payment Obligations hereunder or under the other Loan Documents that are due and payable, including, accrued interest, fees and expenses, and Lender Group Expenses, in each case that are due and payable. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

                 (b) Any Lender may request that any Advance made by it be
            evidenced by a promissory note. In such event, Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by Agent and reasonably acceptable to Borrower. Thereafter, any Advance evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to SECTION 14.1) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                 2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                 (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to .50% per annum TIMES the result of (a) the Maximum Revolver Amount, LESS (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month,

                 (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter, and

                 (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) if implemented, a one time charge of $25,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, and
            (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or to appraise the Collateral, or any portion thereof, PROVIDED that, so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall not be responsible for the fees, charges and other costs of more than four
            (4) such audits, appraisals or valuations in any calendar year.

                 2.12 CAPITAL REQUIREMENTS. If, after the date hereof, any
            Lender, in its Permitted Discretion, determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or
            (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error), PROVIDED that, except to the extent such law, rule, regulation, guideline, request, or directive shall have retroactive effect, if a Lender shall fail to give notice of such law, rule, regulation, guideline, request, or directive within 180 days after such Lender obtains actual knowledge thereof, then Borrower shall not be liable for any such reduction suffered more than 180 days prior to the date such notice is provided. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                 3. CONDITIONS; TERM OF AGREEMENT.

                 3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.
            The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                 (a) the Closing Date shall occur on or before August 19, 2002;

                 (b) Agent shall have received (i) a letter authorizing Agent to pre-file the financing statements required hereunder and under the Purchase Agreement, duly executed by Borrower, Servicer and each Originator, (ii) all financing statements required by Agent, naming Borrower as debtor and Agent as secured party, (iii) all financing statements required by Agent, naming each Originator as debtor, Borrower as secured party and Agent as assignee, and (iii) evidence satisfactory to Agent of the filing of all such financing statements;

                 (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                         (i) the Control Agreements,

                         (ii) the Disbursement Letter,

                         (iii) the Fee Letter,

                         (iv) the Guaranty,

                         (v) the Cash Management Agreements,

                         (vi) the Officers' Certificate,

                         (vii) the Purchase Agreement, and

                         (viii) the Servicing Agreement;

                 (d) Agent shall have received a certificate from the Secretary of Borrower, Servicer and each Originator (i) attesting to the resolutions of such Person's Board of Directors authorizing its execution, delivery, and performance of the Transaction Documents to which such Person is a party and authorizing specific officers of such Person to execute the same, and (ii) certifying the names and true signatures of the officers of such Person authorized to sign each Transaction Document to which such Person is a party;

                 (e) Agent shall have received copies of Borrower's, Servicer's and each Originator's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Person;

                 (f) Agent shall have received a certificate of status with respect to Borrower, Servicer and each Originator, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Person, which certificate shall indicate that such Person is in good standing in such jurisdiction;

                 (g) Agent shall have received certificates of status with
            respect to Borrower, Servicer and each Originator, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction in which each such Person maintains its chief executive office (but only to the extent that such Person's failure to be duly qualified or licensed in such jurisdiction would constitute a Material Adverse Change), which certificates shall indicate that such Person is in good standing in such jurisdictions;

                 (h) Agent shall have received a certificate from the Secretary of Guarantor (i) attesting to the resolutions of Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which Guarantor is a party and authorizing specific officers of Guarantor to execute the same, and (ii) certifying the names and true signatures of the officers of Guarantor authorized to sign each Loan Document to which Guarantor is a party;

                 (i) Agent shall have received copies of Guarantor's Governing
            Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Guarantor;

                 (j) Agent shall have received a certificate of status with respect to Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction;

                 (k) Agent shall have received certificates of status with
            respect to Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction in which each Guarantor maintains its chief executive office (but only to the extent that Guarantor's failure to be duly qualified or licensed in such jurisdiction would constitute a Material Adverse Change), which certificates shall indicate that Guarantor is in good standing in such jurisdictions;

                 (l) [INTENTIONALLY OMITTED]


                 (m) [INTENTIONALLY OMITTED]

(n) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to the Lenders, such opinion to include, without limitation, an opinion that the Transactions will be deemed a "true sale" under the Bankruptcy Code and other applicable law;

                 (o) Agent shall be satisfied with the Companies' cash
            management systems, including as to the absence of commingling of funds among Borrower and the other Companies;

                 (p) the Lenders shall have completed their business, legal, and collateral due diligence, including a takeover audit, a roll-forward of accounts receivable, the senior-sponsor visit and review of Borrower's, Servicer's and each Originator's books and records and verification of Borrower's, Servicer's and each Originator's representations and warranties to the Lender Group, the results of which shall in each case be satisfactory to the Lenders;

                 (q) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

                 (r) the Lenders shall have received the Closing Date Business
            Plan;

                 (s) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by the Transaction Documents, PROVIDED that Borrower has received invoices, each in reasonable detail, with respect thereto;

                 (t) Agent shall have received copies of each Material Contract, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

                 (u) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Transaction Document or with the consummation of the transactions contemplated hereby and thereby;

                 (v) any consent, waiver or other approval required to be
            obtained from any Person under any of the Debt Documents in order to permit the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions shall have been duly executed and delivered by such Person, shall be in form and substance satisfactory to Agent, and a copy of the same shall have been delivered to Agent, together with a certificate of the Secretary of Borrower certifying each such consent, waiver or other approval as being a true, correct and complete copy thereof;

                 (w) the parties to the Existing Credit Agreement shall have entered into the Existing Credit Agreement, the terms of which shall be satisfactory to Agent, and a copy of the same shall have been delivered to Agent, together with a certificate of the Secretary of Borrower certifying such agreement as being a true, correct and complete copy thereof;

                 (x) Agent and its counsel shall be satisfied that upon the execution and delivery of the documents referred to in clauses (v) and (w) above, no other waivers, consents or other approvals shall be required under any Material Contract in order to permit the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions;

                 (y) Borrower, Servicer and the Originators shall have duly executed and delivered the Purchase Agreement and the following transactions shall have been consummated pursuant to the terms of the Purchase Agreement (the "Initial Transactions"): (i) the Originators shall have contributed to Borrower Subject Accounts in an aggregate amount of not less than $190,094,197.30; (ii) Borrower shall have issued to the Originators shares of its capital Stock in exchange therefore; (iii) concurrently with the making of the initial Advance hereunder, Borrower shall have purchased additional Subject Accounts from the Originators in an aggregate principal amount of not less than $25,880,874.61, shall have paid to the Originators cash consideration of at least $21,998,743.42 and shall have delivered to the Originators the Subordinated Note; and (iv) after giving effect to the preceding clauses (i) and (iii), Borrower shall have acquired good and marketable title to all Subject Accounts then in existence, free and clear of any Lien other than Permitted Liens;

                 (z) Borrower shall have Availability in an amount of not less than $5,000,000 after giving effect to the initial Advances hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement and the other Loan Documents;

                 (aa) Borrower shall have implemented a system of electronic collateral reporting, satisfactory to Agent in all respects, in order to provide electronic reporting of the Borrowing Base in accordance with SECTION 6.2(F);

                 (bb) the Lenders shall have received and be satisfied with the preliminary financial statements of Parent and its Subsidiaries for the fiscal quarter ending June 30, 2002; and

                 (cc) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

                 3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT.
            The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                 (a) Within 30 days of the Closing Date, the Agent shall have received Collateral Access Agreements with respect to the corporate headquarters (or other location where the books and records with respect to the Subject Accounts or the Collateral are maintained) of Borrower, Servicer and each Originator.

                 3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The
            obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                 (a) the representations and warranties contained in this
            Agreement and the other Transaction Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                 (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                 (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit or the consummation of any of the Transactions shall have been issued and remain in force by any Governmental Authority against Borrower, Servicer, any Originator, Agent, any Lender, or any of their Affiliates;

                 (d) the amount of the Revolver Usage, after giving effect to the requested Advance, shall not exceed Availability; and

                 (e) no Material Adverse Change shall have occurred.

                 3.4 TERM. This Agreement shall become effective upon the
            execution and delivery hereof by Borrower, Agent, and the Lenders and shall continue in full force and effect for a term ending on August 15, 2005 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                 3.5 EFFECT OF TERMINATION. On the date of termination of this
            Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

                 3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.         CREATION OF SECURITY INTEREST.

                 4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to
            Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

                 4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

                 4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE
            COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may
            (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by Borrower.

                 4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

                 4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes,
            constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent), to the extent permitted by applicable law, as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of Borrower on any of the documents described in SECTION 4.4, (B) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

                 4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, PROVIDED that, so long as no Default or Event of Default shall have occurred and be continuing, (i) such inspections shall only be conducted during normal business hours and (ii) Borrower shall not be responsible for the fees, charges and other costs of more than four (4) such audits, appraisals or valuations during any calendar year. Without limiting the foregoing, Agent shall have the right to review the Material Contracts (other than the Debt Documents) on a quarterly basis, or at such intervals as Agent shall determine. Agent may retain advisors to assist in such review and the out-of-pocket expenses incurred by Agent in connection therewith shall constitute Lender Group Expenses and Obligations hereunder.

                 4.7 CONTROL AGREEMENTS. Borrower agrees that it will not
            transfer assets out of any Securities Accounts other than as permitted under SECTION 7.19 and, if to another securities intermediary, unless each of Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

                 5. REPRESENTATIONS AND WARRANTIES.

                 In order to induce the Lender Group to enter into this
            Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                 5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted
            Liens.


                 5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are Purchased
            Accounts which are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of the Originators' business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Each such Eligible Account complies with each clause of the definition thereof set forth in SECTION 1.1.

                 5.3 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief
            executive office of Borrower, Servicer and each Originator is located at the address indicated in Schedule 5.3 and Borrower's, Servicer's and each Originator's FEIN is identified in Schedule 5.3.

                 5.4 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                 (a) Each of Borrower, Servicer and each Originator is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could reasonably be expected to have a Material Adverse Change.

                 (b) Set forth on Schedule 5.4(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the membership interests that are outstanding, all of which outstanding membership interests are owned by the Originators. There are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                 (c) Borrower has no direct or indirect Subsidiaries.

                 5.5 DUE AUTHORIZATION; NO CONFLICT.

                 (a) The execution, delivery, and performance by Borrower,
            Servicer and each Originator of each Transaction Document to which it is a party have been duly authorized by all necessary action on the part of such Person.

                 (b) The execution, delivery, and performance by Borrower,
            Servicer and each Originator of each Transaction Document to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract or any other material contractual obligation of such Person, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower or any Purchased Accounts, other than Permitted Liens, or (iv) require any approval of such Person's interestholders or any approval or consent of any other Person under any Material Contract or under any other material contractual obligation of such Person, except to the extent the same has been granted in accordance with SECTION 3.1(R).

                 (c) Other than the filing of financing statements, the
            execution, delivery, and performance by Borrower, Servicer and each Originator of each Transaction Document to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority.

                 (d) Each Transaction Document to which Borrower, Servicer or any Originator is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Person, will be the legally valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                 (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                 5.6 LITIGATION. There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or Servicer. There is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the issuance of any Originator's Originator Assignment Certificate (as defined in the Purchase Agreement) or the consummation of any of the transactions contemplated by any Transaction Document, or (c) except as set forth in the most recent Form 10-Q quarterly reports and Form 10-K annual report of the Parent or FW LLC and in SCHEDULE 5.6, seeking any determination or ruling that is reasonably likely to result in a Material Adverse Change.

                 5.7 NO MATERIAL ADVERSE CHANGE. All financial statements
            relating to the Companies that have been delivered by any Company to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, such Company's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower, Servicer or, except as set forth in SCHEDULE 5.7, any Originator since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

                 5.8 FRAUDULENT TRANSFER.

                 (a) Assuming the consummation of the Existing Credit Agreement, each of Borrower, Servicer and each Originator is Solvent.

                 (b) No transfer of property is being made by Borrower, Servicer or any Originator and no obligation is being incurred by Borrower, Servicer or any Originator in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of any such Person.

                 5.9 EMPLOYEE BENEFITS. None of Borrower or any of its ERISA
            Affiliates maintains or contributes to any Benefit Plan.

                 5.10 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

                 5.11 PROPERTY. Borrower does not own or lease any assets or property other than (i) Purchased Accounts, (ii) Permitted Investments, (iii) General Intangibles arising under the Transaction Documents, (iv) Cash and Cash Equivalents constituting proceeds of Purchased Accounts, and (v) the Cash Management Accounts, Securities Accounts and deposit accounts permitted hereunder (collectively, the "Permitted Assets").

                 5.12 OBLIGATIONS. Borrower is not a party to any agreement or contract other than the Transaction Documents, its Governing Documents, agreements with banks or Securities Intermediaries with respect to the deposit accounts and Securities Accounts permitted hereunder and as otherwise permitted under SECTION 7.7.

                 5.13 BUSINESS. The Borrower conducts no business other than the acquisition of Subject Accounts pursuant to the Purchase Agreement, the collection of payment on such Purchased Accounts and as otherwise permitted under SECTION 7.7.

                 5.14 DDAS. Set forth on Schedule 5.14 are all of Borrower's
            DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

                 5.15 CREDIT AND COLLECTION POLICIES. Borrower has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Purchased Account.

                 5.16 COMPLETE DISCLOSURE. Each schedule, exhibit, financial statement, document, book, record or report, and all factual information (taken as a whole) contained therein or otherwise furnished by or on behalf of Parent, Borrower, Servicer or any Originator in writing to Agent or any Lender for purposes of or in connection with this Agreement, the other Transaction Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Company in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; PROVIDED, HOWEVER, that with respect to projections and similar forward-looking financial information, no representation or warranty is made pursuant to this Section 5.16 except that such projections and similar forward-looking financial information were prepared in good faith based upon assumptions believed by management of Parent, Borrower, Servicer or such Originator, as the case may be, to be reasonable at the time of such preparation and on the date delivered to Agent and Lenders.

6.         AFFIRMATIVE COVENANTS.

                 Borrower covenants and agrees that, so long as any credit
            hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower shall do all of the following:

                 6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

                 6.2 COLLATERAL REPORTING. Provide Agent (with copies for each
            Lender) with the following documents at the following times in form satisfactory to the Lenders:


=================================================================================================================

Daily                       (a)      a statement of Accounts purchased pursuant to the Purchase Agreement, and

                            (b)      a statement of Collections
-----------------------------------------------------------------------------------------------------------------

Weekly (by the end of the
business day each           (c)      a detailed  calculation of  Collections  with respect to Accounts for the prior
Tuesday)                                                  week,

                            (d)      notice of all returns, disputes, or claims, and

                            (e)      the Purchase Report
                                     required under Section
                                     2.1 of the Purchase
                                     Agreement with respect
                                     to purchases and
                                     contributions of
                                     Accounts pursuant to
                                     the Purchase Agreement
                                     during the prior week,
                                     and

                            (f)      a detailed  calculation of the Borrowing Base (including detail regarding those
                                     Accounts that are not Eligible Accounts).
---------------------------------------------------------------------------------------------------------------------

Monthly (not later than the (g)      a detailed aging, by total, of the
10th Business Day                    Accounts, together with a reconciliation to
 of each month)                      the detailed calculation of the Borrowing
                                     Base previously provided to Agent,






                                      -51-









                            (h) a detailed aging of the accounts payable of each Originator,

                            (i)      a calculation of Dilution, A/R Turnover
                                     Period and the Delinquency Ratio for the prior month,

                            (j) a calculation of Tangible Net Worth as of the end of the prior month, and

                            (k)      an updated Contract Trial Balance.

-------------------------------------------------------------------------------------------------------------------

Quarterly                   (l)      a calculation of Consolidated Adjusted EBITDA and the Senior Debt Ratio,

                            (m)      a detailed list of Borrower's Account
                                     Debtors, and

                            (n) a report regarding Borrower's accrued, but unpaid, AD VALOREM taxes.

-------------------------------------------------------------------------------------------------------------------

Upon request by Agent       (o)      copies of invoices in connection  with the Accounts,  credit memos,  remittance advices,  deposit slips, shipping and delivery documents in connection with the
                                     Accounts, and

                            (p) such other reports as to the Collateral, or the financial condition of Borrower, as Agent may request.

=====================================================================================================================

                     In addition, Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

            6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

(a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year and 90 days in the case of a month that is the last month in a fiscal year) after the end of each month during each of Borrower's fiscal years,

            (i) a company prepared balance sheet, income statement, and statement of cash flow covering each Originator's operations during such period,

            (ii) copies of each Originator's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming three-month period, which Projections shall indicate Borrower's compliance with the financial covenants set forth in SECTION 7.20,

            (iii) a certificate signed by the chief financial officer of each Originator to the effect that:

                 (A) the financial statements delivered under clause (i) above have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of such Originator, and,

                 (B) the Projections delivered under clause (ii) above
            constitute such officer's good faith best estimate of such Originator's financial performance during the period covered thereby;

            (iv) a certificate signed by the chief financial officer of Borrower to the effect that:

                 (A) the representations and warranties of Borrower contained in this Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                 (B) there does not exist any condition or event that
            constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

            (v) for each month that is the date on which a financial covenant in
       SECTION 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20,

            (b) as and when required under the Guaranty, the statements and certificates required pursuant to Section 7(b) thereof,

            (c) not later than [October 31] of each year, (i) copies of each Originator's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming fiscal year, which Projections shall indicate Borrower's compliance with the financial covenants set forth in
       SECTION 7.20, and (ii) a certificate signed by the chief financial officer of each Originator to the effect that the Projections delivered under clause (i) above constitute such officer's good faith best estimate of such Originator's financial performance during the period covered thereby,

            (d) as soon as available, but in any event, not later then Thursday of each week, a statement of cash flow (indicating (i) the projected and actual receipts and disbursements and the unrestricted cash position for the immediately preceding week and (ii) the projected receipts and disbursements and unrestricted cash position for the following 10-14 week period) for (A) the Originators and (B) all domestic Subsidiaries of Parent, in each case using the Parent's standard "Domestic Liquidity Forecast",

            (e) if and when filed by Parent or FW LLC,

            (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

            (ii) any other filings made with the SEC,

            (iii) copies of such Person's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

            (iv) any other information that is provided by Parent or FW LLC to its shareholders or to the holders of the public Indebtedness generally,

            (f) if and when filed by each Originator and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) such Originator conducts business or is required to pay any such excise tax, (ii) where such Originator's failure to pay any such applicable excise tax would result in a Lien on any Purchased Accounts, or (iii) where such Originator's failure to pay any such applicable excise tax reasonably could reasonably be expected to result in a Material Adverse Change,

            (g) promptly after the commencement thereof, but in any event within five days after the service of process with respect thereto on Borrower, Servicer or any Originator, notice of all actions, suits or proceedings brought by or against any such Person before any Governmental Authority which, if determined adversely to such Person, could reasonably be expected to result in a Material Adverse Change,

            (h) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

            (i) upon the request of Agent, any other report reasonably requested relating to the financial condition of any Company.

            Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

            6.4 SERVICER REPORTS. Cause Servicer to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

            6.5 RETURN. Cause returns and allowances, as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

            6.6 SEPARATE EXISTENCE. Borrower hereby acknowledges that the Agent and Lenders are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Company and its Affiliates. Therefore, from and after the date hereof, Borrower shall take all steps specifically required by this Agreement or reasonably required by Agent to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of the other Companies and any other Person, and is not a division of any other Company, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Borrower shall take such actions as shall be required in order that:

                 (a) Borrower will be a limited purpose corporation whose
            primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, and collecting Subject Accounts, (ii) entering into agreements for the selling and servicing of the Purchased Accounts, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                 (b) Borrower shall not engage in any business or activity, or incur any Indebtedness or liability, other than as expressly permitted by the Transaction Documents;

                 (c) Not less than one member of Borrower's Board of Directors
            (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of any other Company or any of its Affiliates; accordingly, the certificate of incorporation of Borrower shall provide that: (i) Borrower's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

                 (d) The Independent Director (to the extent such Independent
            Director is necessary pursuant to the immediately preceding paragraph) shall not at any time serve as a trustee in bankruptcy for Borrower, or any other Company or any Affiliate thereof;

                 (e) Any employee, consultant or agent of Borrower will be
            compensated from the Borrower's funds for services provided to Borrower. Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Purchased Accounts, which servicer will be fully compensated for its services in accordance with the Servicing Agreement, and a manager, which manager will be fully compensated from the Seller's funds;

                 (f) Borrower will contract with Servicer to perform for
            Borrower all operations required on a daily basis to service the Purchased Accounts. Borrower will pay Servicer a servicing fee (the "Servicing Fee"); Borrower will not incur any material indirect or overhead expenses for items shared with any other Company (or any Affiliate thereof) that are not reflected in the Servicing Fee; to the extent, if any, that any other Company (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Foster Wheeler, Inc. shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

                 (g) Borrower's operating expenses will not be paid by any other
            Company or any other Affiliate thereof;

                 (h) Borrower will have its own separate stationery;

                 (i) Borrower's books and records will be maintained separately from those of each other Company and any other Affiliate thereof;

                 (j) All financial statements of Parent or any Affiliate thereof that are consolidated to include Borrower will contain detailed notes clearly stating that: (i) Borrower, a special purpose corporation, exists as a Subsidiary of Parent, and (ii) the Originators have sold accounts receivable and other related assets to such special purpose Subsidiary;

                 (k) Borrower's assets will be maintained in a manner that
            facilitates their identification and segregation from those of each other Company or any Affiliate thereof;

                 (l) Borrower will strictly observe corporate formalities in its dealings with each other Company or any Affiliate thereof, and funds or other assets of Borrower will not be commingled with those of any other Company or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Purchased Accounts. Borrower shall not maintain joint bank accounts or other depository accounts to which any other Company or any Affiliate thereof (other than Servicer) has independent access; Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any other Company or any other Affiliate of Parent; Borrower will pay to the appropriate Company the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers Borrower and such Company; and

                 (m) Borrower will maintain arm's-length relationships with each other Company (and any Affiliate thereof); any Person that renders or otherwise furnishes services to Borrower will be compensated by Borrower at market rates for such services it renders or otherwise furnishes to Borrower; neither Borrower nor any other Company will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other; Borrower and each other Company will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                 6.7 TAXES. Cause all assessments and taxes, whether real,
            personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

                 6.8 [INTENTIONALLY OMITTED]

                 6.9 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not reasonably be expected to result in a Material Adverse Change.

                 6.10 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

                 6.11 BROKERAGE COMMISSIONS. Pay any and all brokerage
            commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

                 6.12 EXISTENCE. At all times preserve and keep in full force and effect Borrower's valid existence and good standing in the jurisdiction in which it is organized and any rights and franchises material to Borrower's businesses.

                 6.13 DISCLOSURE UPDATES. Promptly and in no event later than 5
            Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Transaction Document or in the execution, acknowledgement, filing, or recordation thereof.

                 6.14 PURCHASES. Purchase or receive as a contribution all
            Subject Accounts created at any time by any Originator in accordance with the Purchase Agreement, PROVIDED that (a) all Subject Accounts that are not Eligible Subject Accounts shall be received as a contribution, (b) at least 85% of the purchase price for all Eligible Subject Accounts shall be paid in cash, (c) the portion of such purchase price constituting Indebtedness, which shall not exceed 15%, shall be evidenced by a Subordinated Note, and (d) no Eligible Subject Account shall be purchased if, at the time of the proposed purchase, the sum of Availability plus the Borrower's cash is less than 85% of the purchase price of such Eligible Subject Accounts.

                 7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrower will not do any of the following:

            7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                 (a) Indebtedness evidenced by this Agreement and the other Loan
            Documents, and

                 (b) Indebtedness evidenced by the Subordinated Note.

            7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

            7.3 RESTRICTIONS ON CHANGES.

                 (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                 (b) Liquidate, wind up, or dissolve itself (or suffer any
            liquidation or dissolution).

                 (c) Form or acquire any Subsidiary.

                 (d) Acquire any property or assets other than Permitted Assets.

                 (e) Make any material change in the Credit and Collection
            Policy without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), make any change in the Credit and Collection Policy that would result in a Material Adverse Change with respect to the Accounts, or make (or permit any Originator to make) any other change in the Credit and Collection Policy without giving prior written notice thereof to Agent.

            7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

            7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name.


            7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

            7.7 NATURE OF BUSINESS. Conduct any business other than the purchase, ownership and collection of Subject Accounts in accordance with the Purchase Agreement; provided, HOWEVER, that Borrower shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of Borrower (such as expenses for stationery, audits, maintenance of legal status, etc.).

            7.8 PREPAYMENTS AND AMENDMENTS.

                 (a) Agree to, consent to or otherwise permit any amendment, supplement or other modification to the Purchase Agreement, the Subordinated Note or (unless consented to by Agent) the Servicing Agreement,

                 (b) Prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness under the Subordinated Note or, except to the extent expressly permitted under the Servicing Agreement, pay any Servicing Fee under the Servicing Agreement, or

                 (c) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of the Subordinated Note or the Indebtedness evidenced thereby or the terms or conditions of the Servicing Agreement or of the Servicing Fee payable thereunder.

            7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 COMPROMISE OF ACCOUNTS. Compromise or adjust any Account (or extend the time of payment thereof) or grant any discounts, allowances or credits other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of its business and consistent with the Credit and Collection Policy.

            7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding, PROVIDED that Borrower may make distributions or declare and pay dividends not more often than twice during any calendar week if, both immediately before and immediately after giving effect to such distribution or payment, (a) no Default or Event of Default shall have occurred and be continuing and (b) the Borrower has aggregate Availability and/or cash in an amount of not less than $5,000,000.

            7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition.

            7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; PROVIDED, HOWEVER, that (i) the Borrower may make loans or advances to the Originators not more often than twice during any calendar week if (A) both immediately before and after giving effect to any such loans or advances (x) no Default or Event of Default shall have occurred and be continuing and (y) the Borrower has aggregate Availability and/or cash in an amount of not less than $5,000,000, and (B) Agent has received a certificate executed by an Authorized Person of Borrower, certifying that such loan or advance is being made in compliance with the Senior Indenture and that, after giving effect to the making of such loan or advance, the aggregate outstanding amount of Debt of the Restricted Subsidiaries, excluding all Secured Debt and Attributable Debt in respect of sale and leaseback transactions, will not exceed 10% of Consolidated Net Tangible Assets (as the terms "Debt", "Restricted Subsidiaries", "Secured Debt", "Attributable Debt" and "Consolidated Net Tangible Assets" are defined in the Senior Indenture), and (ii) except as provided in (i) above, Borrower shall not have Permitted Investments (other than in the Cash Management Accounts) outstanding at any time unless Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

            7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are expressly permitted hereunder and are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

            7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

            7.16 [INTENTIONALLY OMITTED].

            7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (i) to finance the purchase of Eligible Subject Accounts in accordance with the Purchase Agreement, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby.

            7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location.

            7.19 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; PROVIDED, HOWEVER, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

            7.20 FINANCIAL COVENANTS.

            (a) Permit:

(i) MINIMUM COLLECTIONS. As of the end of any week, the average amount of the weekly Collections with respect to Borrower's Accounts during the Testing Period ending at the end of such week to be less than $15,000,000; PROVIDED, HOWEVER, that the calculation of weekly Collections determined under this SECTION 7.20(A)(I) shall include all amounts not exceeding $4,000,000 paid to subcontractors for goods and/or services that, pursuant to the terms of any commercial contract between an Originator and its clients, such Originator pays such subcontractor (on behalf of, and as agent for, such client) directly from the clients' funds;

(ii) MINIMUM PURCHASES. As of the end of any week, the average amount of Subject Accounts purchased by, or contributed to, Borrower each week pursuant to the Purchase Agreement during the Testing Period ending at the end of such week to be less than $18,000,00; PROVIDED, HOWEVER, that the calculation of weekly purchases and contributions determined under this SECTION 7.20(A)(II) shall include amounts not exceeding $4,000,000 invoiced by any Originator for subcontractor services for which, pursuant to the terms of a commercial contract between such Originator and its client, such Originator acts as agent for the client and pays for subcontractor goods and services directly from the client's funds;

            (iii) DILUTION. Dilution for any six-month period, measured each month for the six-month period ending as of the last day of such month, to exceed 18%;

            (iv) A/R TURNOVER PERIOD. The A/R Turnover Period for any month, measured as of the last day of such month, to exceed 80 days;

            (v) DELINQUENCY RATIO. The Delinquency Ratio at any time to exceed 50%;

            (vi) TANGIBLE NET WORTH. Tangible Net Worth at any time to be less than $5,000,000;

            (b) Permit:

            (i) MINIMUM EBITDA. On and after March 31, 2003, Consolidated Adjusted EBITDA for any fiscal period set forth below to be less than the applicable amount set forth below under the heading "Minimum Amount":



                      FISCAL PERIOD                                  MINIMUM AMOUNT             FLOOR AMOUNT
                      -------------                                  --------------             ------------
           Four Fiscal Quarters ended closest to 3/31/03             $ 81,700,000                 $62,846,000
           Four Fiscal Quarters ended closest to 6/30/03             $ 92,417,000                 $71,090,000
           Four Fiscal Quarters ended closest to 9/30/03             $101,378,000                 $77,983,000
           Four Fiscal Quarters ended closest to 12/31/03            $101,726,000                 $78,251,000
           Four Fiscal Quarters ended closest to 3/31/04             $111,693,000                 $85,918,000
           Four Fiscal Quarters ended closest to 6/30/04             $121,660,000                 $93,585,000
           Four Fiscal Quarters ended closest to 9/30/04             $131,627,000                 $101,252,000
           Four Fiscal Quarters ended closest to 12/31/04            $141,594,000                 $108,918,000
           Four Fiscal Quarters ended closest to 3/31/05             $143,243,000                 $110,187,000




(ii) SENIOR DEBT RATIO. From and after March 31, 2003, the Senior Debt Ratio, at any date during any period set forth below, to be more than the applicable ratio set forth below opposite such period under the heading "Maximum Ratio":



                                     FISCAL PERIOD                                   MAXIMUM RATIO               CEILING AMOUNT
                                     -------------                                   -------------               --------------
           The last day of the Fiscal Quarter ended closest to 3/31/03                   6.05                         7.80
           through the day before the last day of the Fiscal Quarter ended closest to 6/30/03

           The last day of the Fiscal Quarter ended closest to 6/30/03                   5.35                         6.90
           through the day before the last day of the Fiscal Quarter ended closest to 9/30/03

           The last day of the Fiscal Quarter ended closest to 9/30/03                    4.85                        6.30
           through the day before the last day of the Fiscal Quarter ended closest to 12/31/03

           The last day of the Fiscal Quarter ended closest to 12/31/03                  4.85                         6.25
           through the day before the last day of the Fiscal Quarter ended closest to 3/31/04

           The last day of the Fiscal Quarter ended closest to 3/31/04                   4.40                         5.70
           through the day before the last day of the Fiscal Quarter ended closest to 6/30/04


                                      -62-





                                     FISCAL PERIOD                                   MAXIMUM RATIO               CEILING AMOUNT
                                     -------------                                   -------------               --------------

           The last day of the Fiscal Quarter ended closest to 6/30/04                   4.05                         5.25
           through the day before the last day of the Fiscal Quarter ended closest to 9/30/04

           The last day of the Fiscal Quarter ended closest to 9/30/04                   3.75                         4.85
           through the day before the last day of the Fiscal Quarter ended closest to 12/31/04

           The last day of the Fiscal Quarter ended closest to 12/31/04                  3.50                         4.50
           through the day before the last day of the Fiscal Quarter ended closest to 3/31/05

           The last day of the Fiscal Quarter ended closest to 3/31/05                   3.45                         4.45
           through the day before the last day of the Fiscal Quarter ended closest to 6/30/05



                 (iii) ADJUSTMENTS. In the event of any Asset Sale the
            compliance levels specified in subparagraphs (i) and (ii) of this paragraph (b) for each period ending on or after the date of consummation of such Asset Sale shall be adjusted as determined jointly by Borrower and Agent. Such determination shall be based upon (A) with respect to Consolidated Adjusted EBITDA, for purposes of both paragraphs (i) and (ii) above, a reduction for the contribution of the assets or entity which was the subject of such Asset Sale to the business plan as presented by FW LLC on May 9, 2002, adjusted for the cushion (35% in 2003 and 30% thereafter) utilized in the initial determination of the minimum amounts specified in paragraphs (i) and (ii) above and (B) with respect to Senior Debt for purposes of paragraph (ii) above, an adjustment based on the amount of the actual reduction of the Credit Exposures (as defined in the Existing Credit Agreement) and the notes issued under the Senior Indenture required pursuant to Section 2.12(b) of the Existing Credit Agreement by reason of such Asset Sale. Agent shall promptly notify the Lenders of each such adjustment.

                 (iv) Notwithstanding anything to the contrary contained herein, if at any time and from time to time, after the date hereof (i) any of the financial covenants in the Existing Credit Agreement corresponding to the Specified Financial Covenants or any definition or term used in such covenants in the Existing Credit Agreement (collectively, the "Existing Credit Agreement Specified Covenants") is amended, modified, supplemented or waived and (ii) the Borrower remains in compliance with the Specified Financial Covenants using the "Floor Amount" in the case of the Minimum EBITDA in Section 7.20(b)(i) and using the "Ceiling Amount" in the case of the Senior Debt Ratio in Section 7.20(b)(ii), the Agent and the Lenders agree to amend, modify, supplement or waive the Specified Financial Covenants and any definition or term used in the Specified Financial Covenants (collectively, the "Specified Provisions"), on the same basis and to the same extent that the Existing Credit Agreement Specified Covenants are amended, modified, supplement or waived. The only conditions to any such amendment, modification, supplement or waiver of the Specified Provisions based upon an amendment, modification, supplement or waiver of the Existing Credit Agreement Specified Covenants shall be (A) the receipt by the Agent and the Lenders of a fully-executed copy of the amendment, modification, supplement or waiver of the Existing Credit Agreement Specified Covenants that contain no conditions to its effectiveness other than the effectiveness of the corresponding amendment, modification, supplement or waiver of the Specified Provisions, (B) the receipt by the Agent and the Lenders of the same pro rata consideration as received or to be received by the agent and the lenders under the Existing Credit Agreement in connection with the amendment, modification, supplement or waiver of the Existing Credit Agreement Specified Covenants and (C) the execution and delivery by the Agent and the Borrower of the amendment, modification, supplement or waiver to the Specified Provisions incorporating the same terms and conditions as the amendment, modification, supplement or waiver of the Existing Credit Agreement Specified Covenants. Each of the Agent, the Lenders and the Borrower hereby agrees to execute and deliver all such documents required to reflect any amendment, modification, supplement or waiver to the Specified Covenants required by this Section 7.20(b)(iv).

                 (c) Make Capital Expenditures at any time.

8.         EVENTS OF DEFAULT.

                     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest in accordance with SECTION 2.6(D) (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

            8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in (i) SECTION 6.1, 6.4,
6.5 or 6.13 and such failure continues for five days, (ii) clause (a) or (b) of
SECTION 6.2 and such failure continues for more than one (1) day, (iii) clause
(c), (d), (e) or (f) of SECTION 6.2 and such failure continues for a period of two (2) days, (iv) any other clause of SECTION 6.2 or SECTION 6.3 (but only up to three times during any 12-month period) and such failure continues for a period of three (3) days, or (v) any other provision of this Agreement or in any of the other Transaction Documents;

            8.3 If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

            8.4 If an Insolvency Proceeding is commenced by Borrower, Servicer, any Originator or Parent;

            8.5 If an Insolvency Proceeding is commenced against Borrower, Servicer, any Originator or Parent, and any of the following events occur: (a) Borrower, Servicer, such Originator or Parent (as applicable) consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower, Servicer, such Originator or Parent, or (e) an order for relief shall have been entered therein;

            8.6 If Borrower, Servicer, any Originator or Parent is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid before such payment is delinquent;

            8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any Originator's assets and, in the case of any Originator, enforcement of such judgment remains unstayed for a period of 30 consecutive days;

            8.9 If there is a default in any material agreement (including, without limitation, the Servicing Agreement, the Purchase Agreement and the Subordinated Note) to which Borrower or Servicer is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or Servicer's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

            8.10 If Borrower makes any payment on account of the Subordinated Note or of the Servicing Fee pursuant to the Servicing Agreement, except, in each case, to the extent such payment is permitted by the terms hereof and thereof;

            8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Borrower, Servicer or any Originator, or any officer, employee, agent, or director of Borrower, Servicer or Originator;

            8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

            8.13 (a) Any provision of any Transaction Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Company, or a proceeding shall be commenced by any Company, or by any Governmental Authority having jurisdiction over Parent, Borrower, Servicer or any Originator, seeking to establish the invalidity or unenforceability thereof, or Parent, Borrower, Servicer or any Originator, shall deny that such Person has any liability or obligation purported to be created under any Transaction Document; or

            (b) any Company shall deny that the sale of the Eligible Subject Accounts pursuant to the Purchase Agreement should be treated as a "true sale" for any reason or a proceeding shall be commenced by any Company, or by any Governmental Authority having jurisdiction over Parent, Borrower, Servicer or any Originator, seeking to establish that the sale of the Subject Accounts pursuant to the Purchase Agreement should not be treated as a "true sale" for any reason;

            8.14 Parent or any Originator shall fail to pay any principal of or interest on any of its Indebtedness in excess of $10,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

            8.15 On any Business Day on which Eligible Subject Accounts are available to be purchased by Borrower under the Purchase Agreement, the sum of Availability plus Borrower's cash is less than 85% of the aggregate purchase price of such Eligible Subject Accounts and such shortfall shall continue for a period of three (3) Business Days.

            Anything to the contrary contained herein notwithstanding, in the event that an Event of Default shall have occurred and be continuing solely by reason of the occurrence of a Single Originator Default, then Agent and Lenders shall, upon the written request of Borrower, waive such Event of Default, PROVIDED that (a) no Event of Default, other than such Single Originator Default, shall have occurred and be continuing, (b) after excluding from the Eligible Accounts and the Borrowing Base all Subject Accounts which were purchased by the Borrower from the Originator involved in such Single Originator Default, aggregate Availability and/or cash is not less than $5,000,000, and (c) Borrower may request such waiver only once during the term of this Agreement.

            9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

            9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

            (e) [Intentionally Omitted]

            (f) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

            (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

            (k) Agent shall give notice of the disposition of the Collateral as follows:

            (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

            (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in SECTION 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale; and

            (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

            (o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

            9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

            10. TAXES AND EXPENSES.

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement and except, in the case of assessments and taxes, to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with SECTION 6.8 hereof, obtain and maintain insurance policies of the type described in SECTION 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.        WAIVERS; INDEMNIFICATION.

            11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

            11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

            11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Transaction Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Transaction

Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

            12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Transaction Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

          If to Borrower:     FOSTER WHEELER FUNDING LLC
                              Perryville Corporate Park
                              Clinton, NJ  08809
                              Attn:  Robert Iseman, Chief Financial Officer
                              Fax No.  908.713.2953

          with copies to:     King & Spalding
                              1185 Avenue of the Americas
                              New York, NY  10036
                              Attn:  Lawrence A. Larose, Esq.
                              Fax No.  212.536.2222

          If to Agent:        FOOTHILL CAPITAL CORPORATION
                              One Boston Place, Suite 1800
                              Boston, Massachusetts  02108
                              Attn:  Ron Cote
                              Fax No.  617.722.9493



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


          with copies to:     Schulte Roth & Zabel LLP
                              919 Third Avenue
                              New York, New York  10022
                              Attn:  Frederic L. Ragucci, Esq.
                              Fax No.  212.593.5955

            Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.        CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

            (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


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


            14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                14.1 ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (such minimum amount not to apply to an Eligible Affiliate Transferee); PROVIDED, HOWEVER, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) except in the case of an assignment to an Eligible Affiliate Transferee, such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) except in the case of an assignment to an Eligible Affiliate Transferee, the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

            (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee (in each case to the extent required under subsection (a) above), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION
11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this

Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Transaction Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance (in each case to the extent required under subsection (a) above), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

            (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); PROVIDED, HOWEVER, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this SECTION 14.1(E) are solely for the benefit of the Lender Group, and Borrower shall not have any rights as a third party beneficiary of such provisions.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

            (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            (h) Borrower shall maintain at its address set forth in SECTION 12 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitment of, and certain of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"), PROVIDED that, in the case of an assignment or delegation to an Eligible Affiliate Transferee, such Eligible Affiliate Transferee shall maintain a comparable Register on behalf of Borrower. The entries in the Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Any Obligation (and the registered note, if any, evidencing the same) may be assigned or delegated in whole or in part only by registration of such assignment on the Register (and each registered note shall expressly so provide). In the event that any Lender sells participations in any Obligations, such Lender shall maintain a register on which it enters the name of all participants in such Obligations held by it (the "PARTICIPANT REGISTER"). Any Obligation (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).

            14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 hereof and, except as expressly required pursuant to SECTION 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

            15. AMENDMENTS; WAIVERS.

            15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

            (a) increase or extend any Commitment of any Lender,

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

            (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

            (d) change the percentage of the Commitments that is required to take any action hereunder,

            (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

            (f) release Collateral other than as permitted by SECTION 16.12,

            (g) change the definition of "Required Lenders",

            (h) contractually subordinate any of the Agent's Liens,

            (i) release Borrower from any obligation for the payment of money, or

            (j) change the definition of Borrowing Base (or the defined terms used therein) or the definitions of Subject Accounts, Eligible Subject Accounts, Purchased Accounts, Eligible Accounts, Maximum Revolver Amount, or change
SECTION 2.1(B), or

            (k) amend or waive any of the provisions of Section 6.14, 7.11, 7.13 or 8.16;

and, PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Agent or Swing Lender, as applicable, affect the rights or duties of Agent or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

            Notwithstanding anything to the contrary contained in this SECTION 15.1, any amendment, modification, supplement or waiver of the Specified Provisions required by SECTION 7.20(B)(IV) shall be effective when signed by Agent and Borrower.

            15.2 REPLACEMENT OF HOLDOUT LENDER.

            (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

            (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances.

            15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy the Agent or any Lender may have.

16.        AGENT; THE LENDER GROUP.

            16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other Transaction Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Transaction Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, or of any other provision of the Transaction Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Transaction Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

            16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.


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


            16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Company, or any officer or director thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of Borrower, Servicer, any Originator or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Affiliates.

            16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

            16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Transaction Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Transaction Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Transaction Document that may come into the possession of any of the Agent-Related Persons.

            16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Transaction Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no

Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

            16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Affiliates and any other Person (other than the Lender Group) party to any Transaction Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Transaction Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

            16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

            16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Affiliates and any other Person (other than the Lender Group) party to any Transaction Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Transaction Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

            16.11 WITHHOLDING TAXES.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

            (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in
Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

            (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

            (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

            (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

            (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; PROVIDED, HOWEVER, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

            16.12 COLLATERAL MATTERS.

            (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; PROVIDED, HOWEVER, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

            16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

            (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

            16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

            16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

            16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

            (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

            (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

            In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

            16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Transaction Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Transaction Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

            17. GENERAL PROVISIONS.

            17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

            17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

            17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

            17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrower.


            17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

            17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            17.8 INTEGRATION. This Agreement, together with the other Transaction Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                           [Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                            FOSTER WHEELER FUNDING LLC,
                            a Delaware limited liability company



                            By:
                                    ------------------------------------------
                                    Title:



                            FOOTHILL CAPITAL CORPORATION,
                            a California corporation, as Agent and as a Lender



                            By:
                                    ------------------------------------------
                                    Title:




                            ABLECO FINANCE LLC,
                            a Delaware limited liability company, as a Lender



                            By:
                                    -----------------------------------------
                                    Title:

                                TABLE OF CONTENTS
                                                                               PAGE


1.    DEFINITIONS AND CONSTRUCTION...............................................1
      1.1          Definitions...................................................1
      1.2          Accounting Terms.............................................26
      1.3          Code.........................................................26
      1.4          Construction.................................................26
      1.5          Schedules and Exhibits.......................................26

2.    LOAN AND TERMS OF PAYMENT.................................................26
      2.1          Revolver Advances............................................26
      2.2          [Intentionally Omitted]......................................27
      2.3          Borrowing Procedures and Settlements.........................27
      2.4          Payments.....................................................34
      2.5          Overadvances.................................................36
      2.6          Interest Rates:  Rates, Payments, and Calculations...........36
      2.7          Cash Management..............................................37
      2.8          Crediting Payments...........................................38
      2.9          Designated Account...........................................39
      2.10         Maintenance of Loan Account; Statements of Obligations.......39
      2.11         Fees.........................................................39
      2.12         Capital Requirements.........................................40

3.    CONDITIONS; TERM OF AGREEMENT.............................................41
      3.1          Conditions Precedent to the Initial Extension of Credit......41
      3.2          Conditions Subsequent to the Initial Extension of Credit.....44
      3.3          Conditions Precedent to all Extensions of Credit.............44
      3.4          Term.........................................................45
      3.5          Effect of Termination........................................45
      3.6          Early Termination by Borrower................................45

4.    CREATION OF SECURITY INTEREST.............................................46
      4.1          Grant of Security Interest...................................46
      4.2          Negotiable Collateral........................................46
      4.3          Collection of Accounts, General Intangibles,
                         and Negotiable Collateral..............................46
      4.4          Delivery of Additional Documentation Required................46
      4.5          Power of Attorney............................................46
      4.6          Right to Inspect.............................................47
      4.7          Control Agreements...........................................47

5.    REPRESENTATIONS AND WARRANTIES............................................47
      5.1          No Encumbrances..............................................48
      5.2          Eligible Accounts............................................48
      5.3          Location of Chief Executive Office; FEIN.....................48
      5.4          Due Organization and Qualification; Subsidiaries.............48
      5.5          Due Authorization; No Conflict...............................48
      5.6          Litigation...................................................49



                                      -i-





      5.7          No Material Adverse Change...................................49
      5.8          Fraudulent Transfer..........................................49
      5.9          Employee Benefits............................................50
      5.10         Brokerage Fees...............................................50
      5.11         Property.....................................................50
      5.12         Obligations..................................................50
      5.13         Business.....................................................50
      5.14         DDAs.........................................................50
      5.15         Credit and Collection Policies...............................50
      5.16         Complete Disclosure..........................................50

6.    AFFIRMATIVE COVENANTS.....................................................51
      6.1          Accounting System............................................51
      6.2          Collateral Reporting.........................................51
      6.3          Financial Statements, Reports, Certificates..................52
      6.4          Servicer Reports.............................................54
      6.5          Return.......................................................55
      6.6          Separate Existence...........................................55
      6.7          Taxes........................................................57
      6.8          [Intentionally Omitted]......................................57
      6.9          Compliance with Laws.........................................57
      6.10         Leases.......................................................57
      6.11         Brokerage Commissions........................................57
      6.12         Existence....................................................57
      6.13         Disclosure Updates...........................................57
      6.14         Purchases....................................................58

7.    NEGATIVE COVENANTS........................................................58
      7.1          Indebtedness.................................................58
      7.2          Liens........................................................58
      7.3          Restrictions on Changes......................................58
      7.4          Disposal of Assets...........................................59
      7.5          Change Name..................................................59
      7.6          Guarantee....................................................59
      7.7          Nature of Business...........................................59
      7.8          Prepayments and Amendments...................................59
      7.9          Change of Control............................................59
      7.10         Compromise of Accounts.......................................59
      7.11         Distributions................................................59
      7.12         Accounting Methods...........................................60
      7.13         Investments..................................................60
      7.14         Transactions with Affiliates.................................60
      7.15         Suspension...................................................60
      7.16         [Intentionally Omitted]......................................60
      7.17         Use of Proceeds..............................................60
      7.18         Change in Location of Chief Executive Office.................60
      7.19         Securities Accounts..........................................61
      7.20         Financial Covenants..........................................61



                                      -ii-




8.    EVENTS OF DEFAULT.........................................................64

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES....................................66
      9.1          Rights and Remedies..........................................66
      9.2          Remedies Cumulative..........................................68

10.   TAXES AND EXPENSES........................................................69

11.   WAIVERS; INDEMNIFICATION..................................................69
      11.1         Demand; Protest; etc.........................................69
      11.2         The Lender Group's Liability for Collateral..................69
      11.3         Indemnification..............................................69

12.   NOTICES...................................................................70

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................................71

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS................................72
      14.1         Assignments and Participations...............................72
      14.2         Successors...................................................75

15.   AMENDMENTS; WAIVERS.......................................................75
      15.1         Amendments and Waivers.......................................75
      15.2         Replacement of Holdout Lender................................76
      15.3         No Waivers; Cumulative Remedies..............................76

16.   AGENT; THE LENDER GROUP...................................................77
      16.1         Appointment and Authorization of Agent.......................77
      16.2         Delegation of Duties.........................................77
      16.3         Liability of Agent...........................................78
      16.4         Reliance by Agent............................................78
      16.5         Notice of Default or Event of Default........................78
      16.6         Credit Decision..............................................79
      16.7         Costs and Expenses; Indemnification..........................79
      16.8         Agent in Individual Capacity.................................80
      16.9         Successor Agent..............................................80
      16.10        Lender in Individual Capacity................................80
      16.11        Withholding Taxes............................................81
      16.12        Collateral Matters...........................................83
      16.13        Restrictions on Actions by Lenders; Sharing of Payments......83
      16.14        Agency for Perfection........................................84
      16.15        Payments by Agent to the Lenders.............................84
      16.16        Concerning the Collateral and Related Loan Documents.........84
      16.17        Field Audits and Examination Reports; Confidentiality;
                         Disclaimers by Lenders; Other Reports and Information..85
      16.18        Several Obligations; No Liability............................86

17.   GENERAL PROVISIONS........................................................86
      17.1         Effectiveness................................................86




                                      -iii-



      17.2         Section Headings.............................................86
      17.3         Interpretation...............................................86
      17.4         Severability of Provisions...................................87
      17.5         Amendments in Writing........................................87
      17.6         Counterparts; Telefacsimile Execution........................87
      17.7         Revival and Reinstatement of Obligations.....................87
      17.8         Integration..................................................87


                             EXHIBITS AND SCHEDULES


Exhibit A-1                               Form of Assignment and Acceptance
Exhibit B-1                               Form of Borrowing Base Certificate
Exhibit C-1                               Form of Compliance Certificate

Schedule C-1                              Commitments
Schedule C-2                              Credit and Collection Policies
Schedule S-1                              Sale/Leaseback Transactions
Schedule 2.8(a)                           Cash Management Banks
Schedule 5.3                              Chief Executive Office; FEIN
Schedule 5.4(b)                           Capitalization of Borrower
Schedule 5.6                              Litigation
Schedule 5.7                              Material Adverse Change
Schedule 5.14                             Demand Deposit Accounts

                                  Schedule C-1

                                   COMMITMENTS


------------------------------------- ------------------------------------------


                   LENDER                            COMMITMENT
------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

Foothill Capital Corporation                         $30,000,000
------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

Ableco Finance LLC                                   $10,000,000
------------------------------------- ------------------------------------------
------------------------------------- ------------------------------------------

All Lenders                                          $40,000,000
------------------------------------- ------------------------------------------

                                   EXHIBIT A-1

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


           This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement") is entered into as of ________________ between ("Assignor") and _____________________________ ("Assignee"). Reference is made to the Agreement described in ITEM 2 of ANNEX I annexed hereto (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

           1. In accordance with the terms and conditions of Section 14 of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor's portion of the Commitments, as specified in ITEM 4.B and ITEM 4.C of ANNEX I. After giving effect to such sale and assignments, the Assignee's portion of the Commitments will be as set forth in ITEM 4.B of Annex I. After giving effect to such sale and assignment, the Assignor's amount and portion of the Commitments will be as set forth in ITEM 4.D and ITEM 4.E of Annex I.

           2. The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, Servicer, Parent, any Originator or any other Company or the performance or observance by Borrower, Servicer, Parent or any Originator of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto.

           3. The Assignee: (a) confirms that it has received copies of the Loan Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents; (c) confirms that it is eligible as an assignee under the terms of the Loan Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

           4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Agent for recording by the Agent. The effective date of this Assignment (the "Settlement Date") shall be the later of (a) (i) the date of the execution hereof by the Assignor and the Assignee, (ii) if required pursuant to Section 14 of the Loan Agreement, the payment by Assignor or Assignee to Agent for Agent's sole and separate account of a processing fee in the amount of $5,000, and (iii) the receipt of any required consent of the Agent, and (b) the date specified in ITEM 5 of ANNEX I.

           5. Upon recording by the Agent, as of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents.

           6. Upon recording by the Agent, from and after the Settlement Date, the Agent shall make all payments under the Loan Agreement and the other Transaction Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor the Assigned Share (as set forth in ITEM 4.B of Annex
I) of the principal amount of any outstanding Advances under the Loan Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Transaction Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

           7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.






                  [Remainder of page left intentionally blank.]

           IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers thereunto duly authorized, as of the first date above written.



                                         [NAME OF ASSIGNOR]

                                           as Assignor



                                         By:
                                              ----------------------------------


                                         Title:
                                                 -------------------------------


                                         [NAME OF ASSIGNEE]

                                           as Assignee



                                         By:
                                              ----------------------------------


                                         Title:
                                                 -------------------------------



ACCEPTED THIS ____ DAY OF

---------------

FOOTHILL CAPITAL CORPORATION
AS AGENT



By:
     ----------------------------------------------------


Title:
        -------------------------------------------------

                       ANNEX FOR ASSIGNMENT AND ACCEPTANCE

                                     ANNEX I

1.   Borrower: Foster Wheeler Funding LLC, a Delaware limited liability company

2.   Name and Date of Loan Agreement:

                               Loan and Security Agreement, dated as of August 15, 2002, among Borrower, the lenders signatory thereto as the Lenders, and Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders.

3.   Date of Assignment Agreement:                 ---------------------

4.   Amounts:

a.   Assignor's Commitment                        $ --------------------

b.   Assigned Share of Commitment                 % ----------------------

c.   Assigned Amount of Commitment                $ --------------------

d. Resulting Amount of Assignor's Commitment after giving effect to the Assignment to Assignee
                                                  $ --------------------

e. Assignor's Resulting Share of Commitment after giving effect to the Assignment to Assignee
                                                  % ----------------------

5.   Settlement Date:                             ---------------------

6.   Notice and Payment Instructions, etc.


           Assignee:                             Assignor:




7.         Agreed and Accepted:

           [ASSIGNOR]                            [ASSIGNEE]





By:                                           By:
     ------------------------------                -----------------------------
Title:                                        Title:
        ---------------------------                 ----------------------------

Accepted:

FOOTHILL CAPITAL CORPORATION, as Agent





By:
     -----------------------------------------------
Title:
        --------------------------------------------

9268462.4

                                   EXHIBIT B-1

                       FORM OF BORROWING BASE CERTIFICATE


Foothill Capital Corporation, as Agent
under the below referenced Loan Agreement
One Boston Place
Suite 1800
Boston, Massachusetts  02108

                     The undersigned, the [chief financial officer] of FOSTER WHEELER FUNDING LLC, a Delaware limited liability company ("Borrower"), pursuant to SECTION 6.2(F) of that certain Loan and Security Agreement, dated as of August 15, 2002 ( the "Loan Agreement"), entered into among Borrower, the lenders signatory thereto (the "Lenders"), and Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Loan Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Loans, will be in compliance with the terms, conditions, and provisions of the Loan Agreement.

                     All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Loan
Agreement unless specifically defined herein.


Effective Date of Calculation:
                              --------------------------------------------

A.    BORROWING BASE CALCULATION

1.   Accounts:

     a.       (1) Amount of Eligible Accounts (as detailed on
              SCHEDULE A.1 attached hereto and incorporated herein by this reference):
                                                                  $------------

              (2) Amount, if any, of the Dilution Reserve:
                                                                  $------------

              (3) Net Eligible Accounts
              (ITEM A(1) MINUS ITEM A(2)):                        $____________

              (4)      Advance rate against Net Eligible Accounts (from
              SECTION 2.1(A)(X)(I) of the Loan Agreement):
                                                                   ______85%___

                                 ITEM A(3) TIMES ITEM A(4) =      $____________

     b. Borrower's Collections with respect to Accounts for the immediately preceding 30-day period:
                                                                  $------------

                                THE LESSER OF ITEMS A AND B =     $____________

2.   Reserves established by Agent under SECTION 2.1(B) of the Loan
     Agreement                                                    $____________

                                ITEM 1 MINUS ITEM 2 =             $____________

B.   AVAILABILITY CALCULATION

1.   Maximum Revolver Amount                                      $40,000,000

2.   Borrowing Base (from Section A)                              $____________

3.   Availability

     a.      Permitted Advances
             (THE LESSER OF ITEM 1 AND ITEM 2):                   $____________

     b.      Aggregate amount of outstanding Advances:
                                                                  $------------

                                 ITEM A MINUS ITEM B =            $____________



                  [Remainder of page intentionally left blank.]

           The undersigned hereby certifies that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Loan Agreement.

                                 FOSTER WHEELER FUNDING LLC,
                                 a Delaware limited liability company,
                                 as Borrower

                                 By:
                                      ------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------

                                  SCHEDULE A.1
                               (ELIGIBLE ACCOUNTS)




                             CONTINUED ON NEXT PAGE

                                   EXHIBIT C-1
                   (Form of Compliance Certificate - Borrower)


                        [on Foster Wheeler's letterhead]



To:        Foothill Capital Corporation, as Agent
           under the below-referenced Loan Agreement
           One Boston Place
           18th Floor
           Boston, Massachusetts 02108
           Attn:     Business Finance Division Manager

                     Re:       Compliance Certificate dated   ______________


Ladies and Gentlemen:

           Reference is made to that certain Loan and Security Agreement, dated as of August 15, 2002 (the "LOAN Agreement") among Foster Wheeler Funding LLC, a Delaware limited liability company ("BORROWER"), the lenders signatory thereto (the "LENDERS"), and Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders ("AGENT"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

           Pursuant to SECTION 6.3 of the Loan Agreement, the undersigned officer of Borrower hereby certifies that:

           1. The financial information of Borrower furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents the financial condition of Borrower as at such date.

           2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

           3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.

           4. The representations and warranties of the Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date). Borrower is in timely compliance with all covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto. Without limiting the generality of the foregoing, Borrower is in compliance with the covenants contained in Section 7.20 of the Loan Agreement as demonstrated on Schedule 3 hereof.

           IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of ---------------, --------.





                                 FOSTER WHEELER FUNDING LLC
                                 a Delaware limited liability company,
                                 as Borrower



                                  By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE 3



1.         MINIMUM COLLECTIONS.
           -------------------

                     At the end of the week ending _________, 20__, the average amount of weekly Collections with respect to Borrower's Accounts during the Testing Period ending at the end of such week was not less than $15,000,000; PROVIDED, HOWEVER, that the calculation of weekly Collections determined under this paragraph 1 shall include all amounts not exceeding $4,000,000 paid to subcontractors for goods and/or services that, pursuant to the terms of any commercial contract between an Originator and its client, such Originator pays such subcontractor (on behalf of, and as agent for, such client) directly from the client's funds.

2.         MINIMUM PURCHASES.
           -----------------

                     At the end of the week ending _________, 20__, the average amount of Subject Accounts purchased by, or contributed to, the Borrower each week pursuant to the Purchase Agreement during the Testing Period ending at the end of such week was not less than $18,000,000; PROVIDED, HOWEVER, that the calculation of weekly purchases and contributions determined under this paragraph 2 shall include amounts not exceeding $4,000,000 invoiced by any Originator for subcontractor services for which, pursuant to the terms of a commercial contract between such Originator and its client, such Originator acts as agent for the client and pays for subcontractor goods and services directly from the client's funds.

3.         DILUTION.
           --------

(a) Dilution for the Borrower for the six-month period ending _________, 20__, the date of determination, is calculated as follows:

               (i) the aggregate dollar amount of bad debt write downs, discounts, advertising allowances, credits and other dilutive items with respect to the Accounts during the immediately preceding six-month period ending on the date of
                    determination:                                  $___________

               (ii) Borrower's Collections with respect to Accounts (excluding extraordinary items) during the immediately preceding six-month period ending on the date of determination:
                                                                    $___________

  Item (i) divided by the sum of Item (i) plus Item (ii), expressed as

           a percentage = Dilution:                                 ___________%

           (b) Dilution of the Borrower for the six-month period ending on the date of determination, is not greater than 18%.

4.         A/R TURNOVER PERIOD.
           -------------------

           (a) The A/R Turnover Period of Borrower for the month ending _________, 20__, is calculated for such month as follows:

           (i) aggregate amount of Accounts as of the first day of such month:
                                                                    $___________

           (ii) aggregate amount of Collections with respect to Accounts during
such month:                                                         $___________

           A fraction, the numerator of which is Item (i) and the denominator of which is Item (ii), times 30 days = A/R Turnover Period: ______ days

           (b) The A/R Turnover Period of the Borrower for the month ending _________, 20__, is not greater than 80 days.

5.         DELINQUENCY RATIO.
           -----------------

           (a) Delinquency Ratio of the Borrower, as of _________, 20__, the date of determination, is calculated as follows:

           (i) aggregate amount of all Accounts as to which payment, or any part thereof, remains unpaid for more than 90 days from the original invoice date:
                                                                    $___________
           (ii) aggregate amount of all Accounts:                   $___________

           The ratio of Item (i) to Item (ii), expressed as a percentage =
Delinquency Ratio:                                                  ___________%


           (b) Delinquency Ratio of the Borrower, as of __________, 20____, is not greater than 50%.

6.         MINIMUM TANGIBLE NET WORTH.
           --------------------------

           (a) The Tangible Net Worth of Borrower, as of the last day of the month ending _________, 20__, is calculated as follows:

(i) Borrower's total stockholder equity at book value:              $___________

(ii) all Intangible Assets of Borrower:                             $___________

(iii) all of Borrower's prepaid expenses:                           $___________

(iv) all amounts due to Borrower from Affiliates, calculated on a
                             consolidated basis:                    $___________

  Item (i) minus the sum of (Item (ii) plus
                               Item (iii) plus Item (iv))
                               = Tangible Net Worth:                $___________

           (b) The Tangible Net Worth of the Borrower, as of ___________, 20___, set forth above is not less $5,000,000.

7.         MINIMUM EBITDA.
           --------------

                     Consolidated Adjusted EBITDA for the four fiscal quarters ended ___________, is $_______________, which amount [is/is not]
           greater than or equal to the amount set forth in Section 7.20(b)(i) of the Loan Agreement for the corresponding period.

8.         SENIOR DEBT RATIO.
           -----------------

                     The ratio of (i) Senior Debt to (ii) Consolidated Adjusted EBITDA for the four fiscal quarters ended ___________, is _____ to ______, which ratio [is/is not] less than or equal to the ratio set forth in Section 7.20(b)(ii) of the Loan Agreement for the corresponding period.

9.         CAPITAL EXPENDITURES.
           --------------------

                     No capital expenditures have been made or committed to be made by the Borrower.

                                   EXHIBIT C-2
                  (Form of Compliance Certificate - Originator)


                          [on Originator's letterhead]



To:        Foothill Capital Corporation, as Agent
           under the below-referenced Loan Agreement
           One Boston Place
           18th Floor
           Boston, Massachusetts 02108
           Attn:     Business Finance Division Manager

                     Re:       Compliance Certificate dated   ______________


Ladies and Gentlemen:

                     Reference is made to that certain Loan and Security Agreement, dated as of August 15, 2002 (the "LOAN
Agreement") among Foster Wheeler Funding LLC, a Delaware limited liability company ("BORROWER"), the lenders signatory thereto (the "LENDERS"), and Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders ("AGENT"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

           Pursuant to SECTION 6.3 of the Loan Agreement, the undersigned officer of ___________ ("Originator") hereby certifies that:

1. The financial information of Originator furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents the financial condition of Originator.

2. The Projections of Originator furnished in Schedule 2 attached hereto constitute such officer's good faith best estimate of Originator 's financial performance during the period covered thereby.

           IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of ---------------, --------.





                                 a                                        ,
                                   ---------------------------------------
                                  as Originator



                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT C-3
                  (Form of Compliance Certificate - Guarantor)


                           [on Guarantor's letterhead]



To:        Foothill Capital Corporation, as Agent
           under the below-referenced Loan Agreement
           One Boston Place
           18th Floor
           Boston, Massachusetts 02108
           Attn:     Business Finance Division Manager

                     Re:       Compliance Certificate dated   ______________


Ladies and Gentlemen:

           Reference is made to that certain Performance Guaranty, dated as of August 15, 2002 (the "GUARANTY") by Foster Wheeler, Ltd. (the "GUARANTOR") in favor of Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders (defined below) ("AGENT") pursuant to that certain Loan and Security Agreement, dated as of August ___, 2002 (the "LOAN AGREEMENT") among Foster Wheeler Funding LLC, a Delaware limited liability company ("BORROWER"), the lenders signatory thereto (the "LENDERS"), and the Agent. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Guaranty and the Loan Agreement unless specifically defined herein.

           Pursuant to SECTION 7(B) of the Guaranty, the undersigned officer of Foster Wheeler Ltd. hereby certifies that the financial information of Guarantor and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 7(b)(ii) of the Guaranty) and fairly presents the financial condition of Guarantor and its Subsidiaries on a consolidated basis.

           IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of ---------------, --------.




                                 FOSTER WHEELER LTD.,
                                 a Bermuda limited company,
                                  as Guarantor



                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title: